Exhibit 99

KENTUCKY INVESTORS, INC.

AND

AFFILIATED COMPANIES

RETIREMENT SAVINGS PLAN AND TRUST

January 1, 1997

KENTUCKY INVESTORS, INC.
AND
AFFILIATED COMPANIES

RETIREMENT SAVINGS PLAN AND TRUST

        Whereas, effective January 1, 1991, Kentucky Investors, Inc., a Kentucky corporation ("Sponsoring Company") Investors Heritage Life Insurance Company, and Investors Heritage Printing Company adopted the Kentucky Investors, Inc. and Affiliated Companies 401(k) Savings Plan and Trust Agreement ("Prior Plan").

        Whereas, effective October 1, 1992, the Sponsoring Company merged the Kentucky Investors, Inc. and Affiliated Companies Amended and Restated Employee Stock Ownership Plan ("ESOP") into the Prior Plan, and the participant balances became part of the Prior Plan.

Whereas, effective January 1, 1993, the Sponsoring Employer amended the Prior Plan to comply with certain tax law changes.

Whereas, effective January 1, 1999, the Prior Plan was once again amended to comply with certain tax law changes.

        Whereas, effective as of January 1, 1997 the Sponsoring Employer desires to amend and restate the Prior Plan in its entirety as the Kentucky Investors, Inc. and Affiliated Companies Amended and Restated Savings Plan ("Plan").

        Whereas, it is intended that this Plan, meet all the requirements of the Internal Revenue Code of 1986, as amended ("Code") and the Employee Retirement Income Security Act of 1974 as amended ("ERISA") and shall be interpreted, wherever possible, to comply with the terms of the said laws, as amended, and all formal regulations and rulings issued thereunder. It is also intended that this Plan shall be a profit sharing plan and an employee stock ownership plan under the Code.

Now, Therefore, the Sponsoring Company hereby approves and adopts the Plan, which shall read as follows:

ARTICLE 1

PURPOSE AND APPLICABILITY OF PLAN

     1.1     Purpose of Plan. The purpose of the Plan shall continue to be to provide Benefits to Participants upon retirement, Disability, death and Termination of Employment, upon the terms and conditions and subject to the limitations, contained herein. The Plan is hereby designated as a profit sharing plan for purposes of sections 401(a) and 401(k) of the Code.

     1.2     Applicability of Plan. The provisions of the Plan shall apply only to persons in the employ of the Company on or after the Effective Date. The rights and benefits, if any, of persons who were employed by the Company prior to the Effective Date, but who are not employed on or after the Effective Date, shall be determined in accordance with the provisions of the Prior Plan in effect on the date their employment terminated.

ARTICLE 2

DEFINITIONS

The following words and phrases when used herein shall have the meanings set forth below, unless a different meaning is plainly required by the context:

2.1 Account Balance. The fair market value of an Account as of a Valuation Date.

2.2 Accounting Date. The last day of each Plan Year.

2.3 Accounts. The accounts established and maintained under the Plan for a Participant are sometimes referred to collectively as Accounts.

2.4 Acquisition Loans. An installment loan taken out by the Trustee to acquire Company Stock on behalf of the Trust.

     2.5     Active Participant. A Participant who as of an Anniversary Date (a) is employed by the Company on that Anniversary Date, or (b) has ceased to be employed by the Company during the Plan Year ending on that Anniversary Date on account of death , Disability or retirement on or after his Normal Retirement Age, unless the Retirement Committee determines that the minimum coverage requirements of Section 410(b) of the Code cannot be satisfied using such definition, in which event the following rules shall apply: (1) the Retirement Committee shall establish a list of terminated Participants who are not otherwise Active Participants and who were credited with more than 500 Hours of Service during the Plan Year in which the Accounting Date occurs, (2) the Retirement Committee shall designate as an Active Participant the Participant with the latest date of Termination of Employment, (3) if the minimum coverage requirements are still not satisfied, the Participant with the next latest date of termination shall be designated as an Active Participant, and so on until the minimum coverage requirements are satisfied.

     2.6     Actual Deferral Percentage. The average of the ratios (expressed as a percentage) of the Salary Deferral Contribution made on behalf of each Participant for the Plan Year to the Participant's Compensation. Actual Deferral Percentages shall be calculated to the nearest one hundredth of a percent. The Actual Deferral Percentage of any Participant who is a Highly Compensated Employee for the Plan Year and who is eligible to have contributions allocated to the Participant's account under two or more arrangements described in section 401(k) of the Code that are maintained by the Company or any other employer required to be aggregated with the Company under sections 414(b), (c), (m), or (o) of the Code, shall be determined as if such elective deferrals were made under a single arrangement.

     2.7     Allocable Income. The sum of the allocable income for the Plan Year, as determined under Section 2.7(a), and the allocable income for the period between the end of the Plan Year and the date of distribution of the excess contributions ("Gap Period") as determined under one of the methods in Section 2.7(b).

          (a)     Allocable Income for Plan Year. The allocable income for a Plan Year shall be the amount determined by multiplying the income for the Plan Year allocable to Salary Deferral Accounts, Matching Accounts of a Participant, whichever is applicable, by a fraction. The numerator of the fraction shall be the amount of excess Salary Deferral Contributions or Matching Contributions; whichever is applicable, made on behalf of the Participant for the Plan Year. The denominator of the fraction shall be the total Salary Deferral Account Balance, Matching Account Balance, whichever is applicable, of the Participant as of the last Valuation Date of the preceding Plan Year, plus Salary Deferral Contributions or Matching Contributions, whichever is applicable, made during the Plan Year.

(b) Allocable Income for Gap Period. The allocable income for the Gap Period shall be the amount determined under either (1) or (2), below, as selected by the Company:

           (1)     Deemed Income. An amount equal to 10% of the income allocable to excess contributions for the Plan Year multiplied by the number of calendar months that have elapsed since the end of the Plan Year. For the purposes of determining the number of calendar months that have elapsed, a distribution occurring on or before the 15th day of the month will be treated as having been made on the last day of the preceding month, and a distribution occurring after the 15th day of a month shall be treated as having been made on the first day of the next month.

(2) Actual Income. An amount determined by multiplying the income of the Plan for the Gap Period by a fraction determined under the method described in Section 2.7(a).

     2.8     Average Contribution Percentage. The average (expressed as a percentage) of the "contribution percentages" of all Participants who are Highly Compensated Employees to the contribution percentages of all Participants who are not Highly Compensated Employees. For the purposes of this Section 2.8, "contribution percentages" shall mean the ratio (expressed as a percentage) of the Matching Contributions made on behalf of each Participant for the Plan Year to the Participant's Compensation. Contribution percentages shall be calculated to the nearest one hundredth of a percent. The contribution percentage of any Participant who is a Highly Compensated Employee for the Plan Year and who is eligible to have contributions allocated to the Participant's accounts under two or more arrangements subject to the rules of section 401(m) of the Code that are maintained by the Company or any employer required to be aggregated with the Company under sections 414(b), (c), (m), or (o) of the Code, shall be determined as if such contributions were made under a single arrangement.

2.9 Beneficiary. The person or entity entitled pursuant to Articles 7 and 10 to receive a Benefit payable hereunder upon or after a Participant's death.

2.10 Benefit. The Account Balances of a Participant's Accounts which are distributable to the Participant or the Participant's Beneficiary as provided in Article 7.

     2.11     Benefiting. A Participant is treated as benefiting under the Plan for any Plan Year in which the Participant received or is deemed to receive an allocation in accordance with Treas. Reg. Section 1.410(b)-3(a).

2.12 Board of Directors. The Board of Directors (or other managing body) of each Company or, where the reference is to a single Board of Directors, the Board of Directors of the Sponsoring Company.

2.13 Break in Service.

(a) For Eligibility Purposes. An Eligibility Period during which an Employee has not completed more than 500 Hours of Service.

(b) For All Other Purposes. A Plan Year during which a Participant has not completed more than 500 Hours of Service.

2.14 Code. The Internal Revenue Code of 1986, as it has been and may be amended from time to time. Reference to any section of the Code shall include any provision successor thereto.

     2.15     Company. The Sponsoring Company and each Related Company who adopts the Plan pursuant to Section 16.1. The term Company shall also include any successor employer to the Company, whether by merger, purchase of assets or otherwise which adopts the Plan. When used with reference to an Employee or Participant, the term shall mean the Company employing the Employee or Participant.

2.16 Company Account. The separate Account established and maintained on behalf of a Participant to reflect the Participant's interest in the Trust Fund attributable to Company Contributions.

2.17 Company Contributions. Contributions of the Company to the Trust Fund pursuant to Section 4.1(d).

     2.18     Company Stock. The common stock of Kentucky Investors, Inc. having a combination of voting power and dividend rates equal to or in excess of: (a) that class of common stock of the Company having the greatest voting power, and (b) that class of common stock of the Company having the greatest dividend rights.

2.19 Compensation.

           (a)     General Definition. The salaries or wages for services rendered which are paid by the Company to or for an Employee for a Plan Year which are subject to withholding for federal income tax purposes, plus the amount contributed or deferred by such Employee pursuant to an election made under a plan which contains a cash or deferred arrangement that is maintained by the Company and intended to comply with section 401(k) of the Code, under a cafeteria plan maintained by the Company and intended to comply with section 125 of the Code, or, effective January 1, 2001, under an arrangement providing qualified transportation fringe benefits maintained by the Company and intended to comply with section 132(f)(4) of the Code. Compensation does not include bonuses, sick pay or reimbursed expenses. Compensation shall be taken into account only while an Employee is a Participant in the Plan.

(b) Limitation. Compensation shall not include amounts in excess of $160,000, or such larger amount as may be determined by the Secretary of Treasury pursuant to section 401(a)(17)(B) of the Code.

     2.20     Contributions. Company Contributions, Matching Contributions, Rollover Contributions, Salary Deferral Contributions and Supplemental Contributions are sometimes referred to herein collectively as Contributions.

2.21 Direct Rollover. A payment by the Plan to the Eligible Retirement Plan specified by the Distributee.

2.22 Directed Account. The separate Account established and maintained on behalf of a Participant pursuant to Section 12.8.

     2.23     Disability or Disabled. A physical or mental condition of a Participant resulting in a bodily injury or disease or mental disorder which totally and presumably permanently renders the Participant incapable of engaging in any substantial gainful activity and which can be expected to result in death or to be of long-continued and indefinite duration of not less than 12 months.

2.24 Distribute. A Distributee includes a Participant, a Participant's spouse, surviving spouse or former spouse who is the alternate payee under a Qualified Domestic Relations Order.

     2.25     Diversification Election Period. The five-Plan Year period beginning with the Plan Year after the Plan Year in which the Participant attains age 55, or the Plan Year after the Plan Year in which the Participant becomes a Qualified Participant, if later.

     2.26     Effective Date. The effective date of this Plan, which is January 1, 1997, except as otherwise specifically provided herein. The term shall also mean the effective date of the Joinder Agreement of a Company which adopts the Plan.

2.27 Eligibility Period. The 12-consecutive month period commencing on the date an Employee is first credited with an Hour of Service (or the annual anniversary of such date).

     2.28     Eligibility Service. An Eligibility Period during which an Employee completes at least 1,000 Hours of Service. In determining the Eligibility Service of an Employee who incurs a Termination of Employment and is rehired, all Eligibility Service shall be counted; provided, in the case of an Employee who is not entitled to a Benefit from the Employee's Company Account or Matching Account upon a Termination of Employment, Eligibility Service before a Break in Service shall not be taken into account if the number of consecutive Breaks in Service equals or exceeds the greater of the aggregate number of years of Eligibility Service prior to such Breaks in Service or five consecutive Breaks in Service.

     2.29     Eligible Retirement Plan. An individual retirement account described in section 408(a) of the Code, an individual retirement annuity described in section 408(b) of the Code, an annuity plan described in section 403(a) of the Code, or a qualified plan described in section 401(a) of the Code, that accepts the Distributee's Eligible Rollover Distribution. However, in the case of an Eligible Rollover Distribution to the surviving spouse, an Eligible Retirement Plan is an individual retirement account or individual retirement annuity.

2.30 Eligible Rollover Distribution. A distribution of all or any portion of the Account Balance of the Distributee, except that an Eligible Rollover Distribution does not include:

          (a)     a distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee's designated Beneficiary, or for a specified period of ten years or more;

(b) a distribution to the extent such distribution is required under section 401(a)(9) of the Code;

(c) the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities); or

(d) a distribution that is includable in gross income which, when combined with all other such distributions to the Distributee during the Plan Year, is reasonably expected to total less than $200.

     2.31     Employee. Any person employed by the Company, provided, the term Employee shall not include (a) any person whose employment becomes the subject matter of a collective bargaining agreement between employee representatives and the Company unless such collective bargaining agreement expressly provides that such person is eligible for participation in the Plan, (b) any person who is a Leased Employee, (c) any person, whether or not deemed a common-law employee, who is not a Leased Employee but who provides services to the Company pursuant to an agreement between the Company and any other person whether for services of a year or more or for periods of less than one year, or (d) any person classified by the Company as an independent contractor, whether or not deemed a common-law employee.

     2.32     Entry Date. The first day of January and the first day of July in each Plan Year. Provided, the Entry Date shall be established so that each Employee shall become a Participant not later than the beginning of the Plan Year following completion of the requirements in Section 3.1 or six months following the completion of such requirements, whichever occurs first.

2.33 ERISA. The Employee Retirement Income Security Act of 1974, as it has been and may be amended from time to time. Reference to any section of ERISA shall include any provision successor thereto.

2.34 ESOP. The employee stock ownership plan established pursuant to Article 9 of the Plan.

2.35 ESOP Participant Account. The amount transferred to the Prior Plan from the participant contribution account of the Prior ESOP.

2.36 ESOP Employer Account. The amount transferred to the Prior Plan from the employer contribution account of the Prior ESOP.

2.37 ESOP Dividends. The amounts declared by the Board of Directors of the Company and paid to the Trustee as dividends on the Company Stock held in an Account pursuant to Article 9.

     2.38     Excess Compensation. The amount of a Participant's Compensation for a Plan Year in excess of the Taxable Wage Base in effect on the first day of the Plan Year. With respect to a Participant whose total remuneration is not included in the definition of Compensation (such as a Participant who is not eligible to participate for the entire Plan Year), the Participant's Excess Compensation shall be the Participant's Compensation in excess of the Taxable Wage Base multiplied by a fraction, the numerator of which is the number of months the Participant received Compensation and the denominator of which is 12. For purposes of this Section 2.38, the term "Taxable Wage Base" shall mean the contribution and benefit base in effect under section 230 of the Social Security Act.

2.39 Financed Shares. The Company Stock acquired by the Trust with proceeds of an Acquisition Loans.

     2.40     5% Owner. Any person who owns (or is considered as owning within the meaning of section 318 of the Code) more than 5% of the outstanding stock of the Company or stock possessing more than 5% of the total combined voting power of all stock of the Company. If the Company is not a corporation, any person who owns (or is considered as owning within the meaning of section 318 of the Code, except that capital or profit interests are substituted for stock) more than 5% of the capital or profits interest in the Company.

     2.41     Forfeitures. The portion of a Participant's Company Account or Matching Account which is subject to forfeiture pursuant to Section 7.6 by reason of the Participant's Termination of Employment, and any other Forfeitures provided for herein.

2.42 Highly Compensated Employee.

          (a)     General Definition. Any Employee who (1) during the Plan Year or the preceding Plan Year was at any time a 5% Owner or (2) during the preceding Plan Year received compensation in excess of $80,000 (as adjusted pursuant to sections 414(q) and 415(d) of the Code) and was also in the top-paid group of employees for such preceding Plan Year. For purposes of this Section 2.42, "compensation" shall include compensation from the Company and any employer required to be aggregated with the Company under section 414(b), (c), (m), or (o) of the Code. The term Highly Compensated Employees includes highly compensated active employees and highly compensated former employees.

          (b)     Highly Compensated Former Employee. Any Employee who (1) separated from service with the Company, or is deemed to have separated from service, prior to the Plan Year, (2) performs no service for the Company during the Plan Year, and (3) was a Highly Compensated Employee during either the Plan Year in which such separation from service occurred or in any Plan Year ending on or after the Employee's 55th birthday.

          (c)     Inclusion in Top Paid Group. For purposes of Section 2.42(a), an Employee shall be considered a member of the "top paid group" for any year if such Employee is in the group consisting of the top 20% of the employees of the Company when ranked on the basis of compensation paid during the year, pursuant to section 414(q)(3) of the Code.

          (d)     Application of Section 414(q). For purposes of determining whether an Employee is a Highly Compensated Employee, the provisions of section 414(q) of the Code, and the regulations thereunder, shall apply.

2.43 Hour of Service. The following shall constitute Hours of Service under the Plan:

          (a)     Hours Paid For Performance of Duties. Each hour for which an Employee is paid, or entitled to payment, for the performance of duties for the Company. These hours shall be credited to the Employee for the computation period or periods in which the duties are performed.

          (b)     Hours Paid When No Performance of Duties. Each hour for which an Employee is paid, or entitled to payment, by the Company on account of a period during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence. No more than 501 Hours of Service shall be credited under this Subsection for any single continuous period (whether or not such period occurs in a single computation period). Hours under this Subsection shall be calculated and credited pursuant to section 2530.200b-2 of the Department of Labor Regulations which are incorporated herein by this reference.

          (c)     Hours Paid For Back Pay. Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Company. The same Hours of Service shall not be credited both under Section 2.43(a) or Section 2.43(b), as the case may be, and under this Section 2.43(c). These hours shall be credited to the Employee for the computation period or periods to which the award or agreement pertains rather than the computation period in which the award, agreement or payment is made.

          (d)     Child Related Absences Affecting Break in Service. Effective for absences in Plan Years beginning after December 31, 1984, in determining whether a Break in Service has been incurred by a Participant who is absent from work for any period (1) by reason of pregnancy, (2) by reason of the birth of the Participant's child, (3) by reason of the placement of a child with the Participant in connection with the adoption of such child by the Participant or (4) for purposes of caring for such child for a period beginning immediately following such birth or placement, Hours of Service shall include each hour which normally would have been credited to such Participant but for such absence. If the Plan is unable to determine the number of hours which normally would have been credited to such Participant but for such absence, eight Hours of Service for each normal work day of absence shall be credited. No more than 501 Hours of Service shall be credited under this Section 2.43(d). The Hours of Service credited under this Section 2.43(d) shall be credited only for the Plan Year in which the absence begins if the Participant would be prevented from incurring a Break in Service in such Plan Year solely because the period of absence is treated as Hours of Service, or, in any other case, in the immediately following Plan Year. A Participant to whom this Section 2.43(d) applies shall furnish to the Retirement Committee evidence that the absence from work is for the reasons set forth in this Section 2.43(d) and the number of days for which there was an absence.

          (e)     Determination Made Based On Actual Hours Paid or Entitled to Payment. Except as provided in Section 2.43(d), Hours of Service shall be determined on the basis of actual hours for which an Employee is paid or entitled to payment, provided, when records are not available for tabulating actual hours worked, an Employee shall be credited with 45 hours for each week in which the Employee is paid, or entitled to be paid, for at least one hour for the performance of duties for the Company.

          (f)     Determination of Service. Anything in the Plan to the contrary notwithstanding, in determining an Employee's service, the Employee shall be entitled to such credit, if any, as is required by federal law. For purposes of determining service under the Plan, service for the following shall be treated as if it were service for the Company:

(1) each Related Company;

(2) any other predecessor employer within the meaning of, and to the extent required under, section 414(a) of the Code; or

(3) any entity required to be aggregated with the Company pursuant to section 414(o) of the Code and regulations promulgated thereunder.

     2.44     Investment Manager. Any person, firm or entity other than the Trustee that (a) is either (1) registered as an investment adviser under the Investment Advisers Act of 1940, as amended, or (2) a "bank" (as defined in the Investment Advisers Act of 1940, as amended) or an insurance company qualified to manage, acquire or dispose of assets of a plan under the laws of more than one State, (b) acknowledges in writing that it is a fiduciary with respect to the Plan and (c) is granted the power to manage, acquire or dispose of any assets of the Trust Fund as provided in Section 12.12.

2.45 Kentucky Investors Equity Fund. The investment fund invested primarily in Company Stock.

2.46 Joinder Agreement. The form prescribed by the Retirement Committee pursuant to which a Related Company adopts the Plan, as provided in Section 16.1.

     2.47     Leased Employee. Any person who provides services to the Company (other than an employee of the Company) if such services are provided pursuant to an agreement between the Company and any other person, such person has performed such services for the Company (or for the Company and related persons determined in accordance with section 414(n)(6) of the Code) on a substantially full-time basis for a period of at least one year, and such services are performed under the primary direction or control of the Company. Provided, that such Leased Employee shall be treated as an Employee solely for purposes of demonstrating compliance with certain nondiscrimination tests set forth in section 414(n)(3) of the Code, unless: (a) such Leased Employee is covered under a money purchase pension plan providing a non-integrated employer contribution rate of at least 10% of compensation (as defined in section 415(c)(3) of the Code, but including amounts contributed pursuant to a salary reduction agreement which are excludable from the employee's gross income under sections 125, 402(e)(3), 402(h) or 403(b) of the Code), immediate participation and full and immediate vesting, and (b) not more than 20% of the Company's employees who are not Highly Compensated Employees are Leased Employees. In determining whether an individual is a Leased Employee, the provisions of section 414(n) of the Code, and the regulations thereunder, shall apply.

     2.48     Matching Account. The separate Account established and maintained on behalf of a Participant to reflect the Participant's interest in the Trust Fund attributable to Matching Contributions made on the Participant's behalf.

2.49 Matching Contributions. Contributions of the Company to the Trust Fund pursuant to Section 4.1(c).

     2.50     Net Profits. The current or accumulated earnings and profits of the Company, computed in accordance with generally accepted accounting principles, but adjusted to exclude from current earnings Company Contributions, Matching Contributions, Salary Deferral Contributions and Supplemental Contributions for the current Plan Year and taxes for the current Plan Year based on income, and any other definition of Net Profits adopted by the Board of Directors.

2.51 Normal Retirement Age. The later of a Participant's 65th birthday or the fifth anniversary of the first day of the first Plan Year in which the Participant commenced participation in the Plan.

     2.52     Participant. An eligible Employee who becomes a Participant. The term shall also include, where appropriate, a former Participant whose service with the Company has terminated when such person is entitled to a Benefit hereunder.

2.53 Plan. The Kentucky Investors, Inc. and Affiliated Companies Retirement Savings Plan and Trust provided for herein, as it may be amended from time to time.

2.54 Plan Year. The consecutive 12-month period beginning on the first day of January in each year and ending on the last day of December.

2.55 Prior ESOP. The Kentucky Investors, Inc. and Affiliated Companies Amended and Restated Employee Stock Ownership Plan, which was merged with the Prior Plan.

2.56 Prior Plan. The profit sharing plan and trust of the Company, as constituted on the day prior to the Effective Date.

2.57 Qualified Domestic Relations Order. A "qualified domestic relations order," as defined in section 414(p) of the Code and section 206(d)(3) of ERISA.

2.58 Qualified Participant. A Participant who has attained age 55 and who has participated in the Plan for all or a portion of 10 Plan Years.

     2.59     Related Company. Either (a) a member of a "controlled group of corporations" (as defined in section 1563(a) of the Code, determined without regard to sections 1563(a)(4) and (e)(3)(C) of the Code, except that, for the purposes of Section 6.5, the phrase "more than 50%" shall be substituted for the phrase "at least 80%" in section 1563(a)(1) of the Code) of which the Company is a member, (b) an unincorporated trade or business which is under common control with the Company, as determined under section 414(c) of the Code, (c) a member of an "affiliated service group" (as defined under section 414(m) of the Code) of which the Company is a member, (d) any entity required to be aggregated with the Company under section 414(o) of the Code or (e) any other subsidiary or affiliate of the Company designated by the Board of Directors to be a Related Company.

     2.60     Required Beginning Date. Effective for Participants who attain age 70-1/2 before January 1, 1996, the first day of April following the calendar year in which the Participant attains age 70-1/2. Effective January 1, 1997, the Required Beginning Date for Participants, including Participants who attain age 70-1/2 during the 1996 calendar year, shall be determined as follows:

(a) Non-5% Owners. The first day of April following the calendar year in which the later of separation from service or age 70-1/2 occurs.

          (b)     5% Owners. For Participants who are 5% Owners at any time during the Plan Year ending with or within the calendar year in which such Participant attains age 70-1/2, the first day of April following the calendar year in which the Participant attains age 70-1/2.

          (c)     Special Election. For Participants who attain age 70-1/2 on or after January 1, 1996, but prior to January 1, 1999, the Participant's Required Beginning Date may be as set forth above for Participants who attain age 70-1/2 before January 1, 1996, pursuant to a written election by the Participant which is filed with the Plan Administrator.

          (d)     Option to Stop Distributions for Non-5% Owners. A Participant who is a non-5% Owner who attained age 70-1/2 prior to January 1, 1997 may elect to stop distributions and recommence by the April 1 of the calendar year following the year in which the Participant retires.

     2.61     Retirement Committee or Committee. The person or persons designated by the Board of Directors pursuant to Article 11 as the Retirement Committee, provided, that if none is so appointed, then the Company.

     2.62     Rollover Account. The separate Account established and maintained on behalf of a Participant to reflect the Participant's interest in the Trust Fund attributable to the Participant's Rollover Contributions.

     2.63     Rollover Contribution. A rollover amount or rollover contribution described in sections 402(c)(4) or 408(d)(3) of the Code, or any other amount held on behalf of a Participant in a trust (other than the Trust Fund) which is part of a plan which is qualified under sections 401(a) and 501(a) of the Code and permits amounts to be transferred to the Trust Fund. Each Rollover Contribution of a Participant shall be maintained in a separate Rollover Account.

2.64 Salary Deferral. The amount of a Participant's Compensation for a Plan Year which is deferred pursuant to an election under Section 3.4.

     2.65     Salary Deferral Account. The separate Account established and maintained on behalf of a Participant to reflect the Participant's interest in the Trust Fund attributable to Salary Deferral Contributions on the Participant's behalf.

2.66 Salary Deferral Contributions. The contributions of the Company to the Trust Fund pursuant to Section 4.1(a).

2.67 Sponsoring Company. Kentucky Investors, Inc., a Kentucky corporation, and any successor employer, whether by merger, purchase of assets or otherwise, who adopts the Plan.

     2.68     Supplemental Contributions. The contributions of the Company to the Trust Fund pursuant to Section 4.1(b). A Participant may not elect to receive Supplemental Contributions in cash in lieu of contributions to the Plan.

2.69 Suspense Account. The account described in Section 9.5.

     2.70     Termination of Employment. The termination of a Participant's employment with the Company, whether voluntary or involuntary, prior to the Participant's death, Disability or attainment of the Participant's Normal Retirement Age.

     2.71     Trust Fund. All cash, securities or other property received by the Trustee as Contributions and all securities or other property purchased or acquired therewith or therefrom, together with any increase, accretion or accumulation thereon, and income therefrom, less distributions, payments or expenditures therefrom as authorized herein, which is held in the Trust Fund pursuant to Article 12.

2.72 Trustee. Farmers Bank and Capital Trust Company, Frankfort, Kentucky and any successor Trustee or Trustees designated in the manner set forth in Section 12.19, which accepts the Trust Fund.

2.73 Valuation Date. The last business day of June and December in each Plan Year.

     2.74     Years of Service. The Plan Years in which an Employee completes at least 1,000 Hours of Service. In computing Years of Service, all Years of Service of an Employee shall be taken into account, except the following periods shall be excluded:

(a) Years Prior To Age 18. Years of Service prior to attainment of age 18.

(b) Years When Plan Not Maintained. Years of Service during which the Company did not maintain the Plan, or a predecessor plan, as defined in applicable Treasury Regulations.

          (c)    Years Prior to Section 411 of the Code. Years of Service prior to the date section 411 of the Code first became applicable to the Prior Plan, which would have been disregarded under the rules of the Prior Plan with regard to breaks in service as in effect on the applicable date. For this purpose, break in service rules are rules which result in the loss of prior vesting or benefit accruals, or which deny an employee eligibility to participate, by reason of separation or failure to complete a required period of service within a specified period of time.

          (d)     Years Prior to a Break in Service. Years of Service prior to a Break in Service until such time as the Employee has completed a Year of Service after the Employee returns to the employ of the Company.

          (e)     Years After Five Consecutive Breaks in Service. Years of Service after five consecutive Breaks in Service in determining the nonforfeitable percentage of the Participant's Company Account or Matching Account derived from Company or Matching Contributions made before the Breaks in Service.

          (f)     Years Before Five Consecutive Breaks in Service. In the case of an Employee who is not entitled to a Benefit from the Employee's Company Account and Matching Account upon a Termination of Employment, Years of Service before a Break in Service shall not be taken into account in determining the nonforfeitable percentage of the Participant's Company Account and Matching Account if the number of consecutive Breaks in Service equals or exceeds the greater of five consecutive Breaks in Service, or the aggregate number of Years of Service prior to such Breaks in Service.

ARTICLE 3

ELIGIBILITY FOR PARTICIPATION

3.1 Date Employees Become Participants.

          (a)     Participants Eligible on Effective Date. Each Employee who was a Participant in the Prior Plan on the day before the Effective Date shall continue to be a Participant in the Plan if the Employee is still employed by the Company on the Effective Date.

          (b)     Other Employees. Each Employee who has completed the Employee's Eligibility Service shall become a Participant on the first Entry Date coinciding with or next following the date on which the Employee satisfies the preceding requirements, provided the Employee is still employed by the Company on such Entry Date.

     3.2     Eligibility of Rehired Employees. A Participant who incurs a Termination of Employment and again becomes an Employee shall become a Participant effective as of the date of the Employee's rehire, unless the Employee's prior Eligibility Service is disregarded pursuant to Section 2.28. All other Employees who incur a Termination of Employment and again become an Employee shall become Participants as provided in Section 3.1. Solely for purposes of this Section 3.2, the phrase Termination of Employment shall include retirement on or after Normal Retirement Age and termination because of Disability.

     3.3     Notice of Participation. Each Employee shall be notified when such Employee becomes eligible to be a Participant and at such time shall be furnished with (a) a summary of the Plan, (b) a form on which to elect Salary Deferrals, (c) a form for designating a Beneficiary and (d) a form on which to select the investment of Accounts under Section 12.8.

3.4 Salary Deferral Election.

          (a)     Amount of Salary Deferral Election. Each Participant shall be entitled to elect, in a whole percentage of not less than 1% and in increments of .25%, that a portion of the Participant's Compensation earned after such election be deferred and contributed by the Company to the Plan as a Salary Deferral Contribution, as set forth in Section 4.1(a). A Participant's Salary Deferral Contribution for a Plan Year shall not exceed the lesser of (1) $9,500 (or such larger amount as may be determined by the Secretary of Treasury pursuant to sections 402(g) and 415(d) of the Code) or (2) 10% of the Participant's Compensation for the Plan Year. The deferral of a Participant's Compensation shall be made in each of the payroll periods following the election.

          (b)     Manner of Making Salary Deferral Election. An election under this Section 3.4 shall be made at the time and in the manner determined by the Retirement Committee. A Participant who first becomes eligible to participate pursuant to Section 3.1 shall make a Salary Deferral election on or before the Entry Date on which the Employee becomes a Participant, as determined by the Retirement Committee. Such election shall continue in effect until modified or terminated. A Participant may terminate, modify or initiate a Salary Deferral election effective for the next payroll period upon at least 15 days prior written notice provided to the Retirement Committee or its representative.

          (c)     Excess Salary Deferral Contributions. Anything in Section 3.4(a) to the contrary notwithstanding, Salary Deferral Contributions which would require the Company to defer more than $9,500 (or such larger amount as may be determined by the Secretary of Treasury pursuant to sections 402(g) and 415(d) of the Code) on behalf of a Participant in the taxable year of the Participant shall not be honored and shall be returned to the Participant. In determining whether such Salary Deferral Contributions exceed the limit established under sections 402(g) and 415(d) of the Code as in effect on the first day of the Participant's taxable year, the following deferrals shall be taken into account:

(1) elective deferrals made by a Participant under any other qualified cash or deferred arrangement (as defined in section 401(k) of the Code),

(2) any employer contribution to a simplified employee pension (as defined in section 408(k) of the Code),

(3) any eligible deferred compensation plan under section 457 of the Code,

(4) any plan described under section 501(c)(18) of the Code, and

(5) any employer contribution to an annuity contract described in section 403(b) of the Code under a salary reduction agreement.

The Allocable Income attributable to excess Salary Deferral Contributions for the taxable year of the Participant shall also be returned to the Participant. Such excess deferrals shall be returned to the Participant if the Participant notifies the Retirement Committee in writing no later than the March 1 immediately following the close of the Participant's taxable year for which the excess Salary Deferral Contribution was received by the Plan.

          (d)     Salary Deferral Contributions in Excess of Deduction Limits. Elections made under this Section 3.4 shall be in the form of a reduction of Compensation. In the event that the Company Contributions, Salary Deferral Contributions, Matching Contributions and Supplemental Contributions for a Plan Year would in the aggregate exceed 15% of the total Compensation of all Participants for such Plan Year because of elections under this Section 3.4, the percentage of Compensation which each Participant who defers at the highest percentage has elected to defer shall be reduced so that such Contributions for such Plan Year do not exceed 15% of the total Compensation of all Participants for such Plan Year.

     3.5     Provisions of Plan Binding On Participants. Upon becoming a Participant, a Participant shall be bound then and thereafter by the provisions of the election forms and designation of Beneficiary form filed by the Participant and by the terms of the Plan, including all amendments thereto.

     3.6     Change In Employment Status. Any Participant whose employment becomes the subject matter of a collective bargaining agreement between employee representatives and the Company shall not continue to be a Participant in the Plan unless such collective bargaining agreement expressly provides that such person is eligible for continued participation in the Plan. If such collective bargaining agreement does not provide for continued participation, then during the period the Participant does not meet the definition of an Employee, but is still employed by the Company or a Related Company, (a) no further Contributions shall be made by or on behalf of the Participant, (b) earnings and losses shall continue to be allocated to the Participant's Accounts as provided in Section 6.2, and (c) Years of Service shall continue to be credited to the Participant. In the event a person employed by the Company does not meet the definition of an Employee, but later meets the definition of an Employee, such person shall immediately become a Participant if that person has met the eligibility requirements of Section 3.1. If such person has not met the eligibility requirements of Section 3.1, such person shall become a Participant after satisfying the provisions of Section 3.1. In determining Years of Service, such person shall be credited with all Years of Service as an employee, even though such person did not meet the definition of Employee during some or all of such period.

     3.7     Correction of Inadvertent Error. Anything in the Plan to the contrary notwithstanding, if a Participant is inadvertently excluded from participation in any Plan Year, or if the Accounts of any Participant are inadvertently credited or debited with an incorrect amount for any Plan Year, the Retirement Committee shall correct such error as soon as is administratively feasible after the discovery of the error. In the event an error in the Participant's Account cannot be corrected in any other manner, the Company shall contribute in the Plan Year in which the error is discovered an amount necessary to place the Participant's Account in the same position in which it would have been had the error not been made.

ARTICLE 4

SALARY DEFERRAL, SUPPLEMENTAL, AND MATCHING
COMPANY CONTRIBUTIONS

4.1 Amount of Contributions.

(a) Salary Deferral Contributions. The Company shall make a Salary Deferral Contribution for each Plan Year for each Participant in the amount of such Participant's Salary Deferral for such Plan Year.

          (b)     Supplemental Contributions. The Company may make Supplemental Contributions to the Salary Deferral Accounts of Participants, other than Highly Compensated Employees, in an amount necessary to meet the requirements of Section 6.3. A separate accounting of all Supplemental Contributions shall be made.

          (c)      Matching Contributions. The Company shall, as of the end of each month in the Plan Year, make a Matching Contribution on behalf of each Active Participant who makes a Salary Deferral Contribution in an amount equal to 100% of the Participant's Salary Deferral Contributions. Effective January 1, 1999, the Company, shall, as of the end of each month in the Plan Year, make a Matching Contribution on behalf of each Active Participant who makes a Salary Deferral Contribution in an amount equal to 100% of the Participant's Salary Deferral Contributions directed to the Investors Heritage Stock Fund and 10% of the Participant's Salary Deferral Contributions not directed to the Investors Heritage Stock Fund. In no event shall the Matching Contributions on behalf of a Participant for a Plan Year exceed 10% of the Participant's Compensation.

(d) Company Contributions. The Company may make a Company Contribution from its Net Profits to the Trust Fund for any Plan Year.

     4.2     When Contributions Made. A Contribution by the Company shall be deemed made on account of a Plan Year if either (a) the Company designates such amount in writing to the Trustee as payment on account of such Plan Year, or (b) the Company claims such amount as a deduction on its federal income tax return for such Plan Year.

4.3 Limitation on Amount of Contributions. In no event shall the Contributions provided for in Section 4.1 exceed the maximum amount deductible under section 404(a) of the Code.

     4.4     Payment of Contributions to Trustee. Company Contributions, Matching Contributions and Supplemental Contributions shall be paid to the Trustee not later than the time prescribed by law for filing the Company's federal income tax return (including extensions thereof) for the Plan Year for which the Contribution is being made. Salary Deferral Contributions shall be paid to the Trustee on the date such Salary Deferral Contributions may first reasonably be segregated from the assets of the Company, but in no case shall such Salary Deferral Contributions be paid to the Trustee later than 90 days from the last day of the payroll period with respect to which such Salary Deferral Contributions were made. Notwithstanding anything in the preceding to the contrary, effective February 3, 1997, Salary Deferral Contributions shall be paid to the Trustee on the date such Salary Deferral Contributions may first reasonably be segregated from the assets of the Company, but in no case shall such Salary Deferral Contributions be paid to the Trustee later than the 15th business day of the month following the month in which such Salary Deferral Contribution is received by the Company or in which such Salary Deferral Contribution would otherwise have been payable to the Participant in cash.

     4.5     Form of Contributions. Contributions by the Company shall be made to the Trustee in cash or kind, or a combination, as may be determined by the Company from time to time. The amount of any Contributions made in kind shall be based on the fair market value of the property at the time the Contributions are made.

4.6 Return of Contributions.

          (a)     Contributions Made By Mistake of Fact. In the event a Contribution by the Company, or a portion thereof, is made by reason of a mistake of fact, the Company may direct the Trustee to return that Contribution, or the portion thereof, provided, the amount must be returned within one year after the payment of the Contribution to the Trustee.

          (b)     Contributions Conditioned Upon Qualification of Plan. All Contributions by the Company shall be deemed made conditioned upon initial qualification of the Plan under section 401 of the Code. If the Commissioner of Internal Revenue determines that the Plan does not so qualify, the Company shall direct the Trustee to return to the Company any Company Contributions, Matching Contributions, and Supplemental Contributions, and to the Participants any Salary Deferral Contributions, or Rollover Contributions made for such Plan Year, provided, the amount must be returned within one year after the denial of qualification of the Plan, but only if the application for qualification is made by the time prescribed by law for filing the Company's federal income tax return for the taxable year in which the Plan is adopted, or such later date as the Secretary of Treasury may prescribe.

          (c)     Contributions Conditioned Upon Deductibility. All Contributions by the Company shall be deemed made conditioned upon the deductibility of the Contribution under section 404 of the Code. To the extent such deduction is disallowed, the Company may direct the Trustee to return the disallowed portion (or all, if the entire Contribution is disallowed), provided, the disallowed amount must be returned within one year after the disallowance of the deduction.

          (d)     No Return of Earnings. Except as otherwise provided with respect to the return of Contributions by the Company conditioned upon the initial qualification of the Plan, (1) no earnings on a Contribution made by the Company shall be returned to the Company and losses on the Contribution shall reduce the amount to be returned, and (2) no return of a Contribution made by the Company allocated to a Participant's Accounts shall be made to the extent that the Accounts would be reduced to less than the balance in the Accounts had the Contributions to be returned not been made.

     4.7     Payment of Expenses of Plan. All necessary expenses that may arise in connection with the administration of the Plan, including, but not limited to, the fees of the Trustee and expenses of the Retirement Committee as provided in Section 11.7, shall be paid by the Company, except as provided in Section 12.8. To the extent these expenses are not paid by the Company, they shall be paid by the Trustee from the Trust Fund. Provided, that where the Trustee is a person who receives full-time pay from the Company, such person shall not receive any compensation from the Trust Fund, except for reimbursement of expenses properly and actually incurred.

ARTICLE 5

ROLLOVER CONTRIBUTIONS

5.1 Rollover Contributions.

          (a)     Request to Make Rollover Contribution. A Participant may make a written request to the Retirement Committee that the Participant be entitled to transfer to the Trust Fund a Rollover Contribution received by such Participant, or to which such Participant is entitled. All such requests shall contain information concerning the type of property constituting the Rollover Contribution and a statement, satisfactory to the Retirement Committee, that the property constitutes a Rollover Contribution. The Retirement Committee, in its sole discretion, shall determine whether or not the Participant shall be entitled to make a Rollover Contribution.

(b) Payment of Rollover Contribution. In the event the Retirement Committee permits a Participant to make a Rollover Contribution, such amount shall be transferred by the Participant to the Trustee.

(c) Vesting in Rollover Account. A Participant shall at all times have a nonforfeitable interest in the Participant's Rollover Account.

          (d)     Allocations to Rollover Accounts. No Contributions by the Company or Forfeitures shall be allocated to Rollover Accounts, however, investment earnings (or losses) of the Trust Fund shall be allocated to all Rollover Accounts in the same manner provided for all Participants, as set forth in Section 6.2.

ARTICLE 6

ACCOUNTS

6.1 Allocation of Contributions and Forfeitures to Accounts.

          (a)     Salary Deferral Contributions. Salary Deferral Contributions on behalf of a Participant shall be credited to the Salary Deferral Account of such Participant as soon as practicable immediately following the date such Salary Deferral Contribution was made.

          (b)      Matching Contributions. Matching Contributions shall be credited to the Matching Account of each Participant as soon as practicable following the date for which such Matching Contributions were made.

          (c)     Company Contributions and Forfeitures. Company Contributions and Forfeitures, if applicable, for a Plan Year shall be allocated as of each Accounting Date among those Participants who during such Plan Year either (1) completed 1,000 or more Hours of Service and were employed on the Accounting Date, (2) died, (3) became Disabled, or (4) retired at or after their Normal Retirement Age, in the ratio that each Participant's Compensation for the Plan Year bears to the total Compensation of all such Participants for the Plan Year.

          (d)     Supplemental Contributions. Supplemental Contributions for a Plan Year shall be allocated as of an Accounting Date among Participants who are not Highly Compensated Employees and who made a Salary Deferral election for the Plan Year in the ratio that each such Participant's Compensation for the Plan Year bears to the total Compensation of all such Participants for such Plan Year.

          (e)     Rollover Contributions. Rollover Contributions shall be credited to the Rollover Account of each Participant on behalf of whom such Contributions are made as of the Valuation Date immediately following the date such Rollover Contributions were made.

(f) Correcting a Coverage or Participation Failure.

          (1)      If the Plan would fail to satisfy section 410(b) of the Code as of the last day of a Plan Year because an insufficient number of non-excludable Employees are Benefiting under the Plan for such Plan Year, the Company may direct that former Employees who would otherwise not have been eligible for an allocation of Contributions by the Company for such Plan Year in accordance with Section 6.1 be included as Participants who are eligible for an allocation for such Plan Year. If the Company so directs, the former Employees to be included shall be limited to the number necessary to cause the Plan to satisfy section 410(b) of the Code.

          (2)      The specific former Employees to be included by reason of this Section 6.1(f) shall be those former Employees who, prior to Termination of Employment, were credited with the greatest number of Hours of Service for the Plan Year in which the failure to satisfy section 410(b) of the Code occurred. The benefit allocated to such former Employees shall be provided by means of additional contributions by the Company to the extent necessary and no Participant's accrued benefit shall be reduced by any reallocation of amounts that have previously been allocated. Any adjustment to the allocations pursuant to this Section 6.1(f) shall be considered a retroactive amendment adopted by the last day of the Plan Year in accordance with sections 401(a)(4) and 410(b) of the Code.

          (3)      The inclusion of former Employees in the allocation of Contributions by the Company as set forth in this Section 6.1(f) shall not be deemed the exclusive method for correcting or preventing the Plan's failure to satisfy section 410(b) of the Code. Provided, any other method shall be applied in a manner that does not discriminate in favor of Highly Compensated Employees.

     6.2     Determination of Account Balances. As of each Valuation Date the Trustee shall determine the fair market value of the Trust Fund and the Retirement Committee shall determine the Account Balances as follows:

          (a)     Determination of Earnings. The investment earnings (or losses) of the Trust Fund shall be the amount by which the sum of (1) the fair market value of the Trust Fund as of such Valuation Date, (2) Benefits distributed and "withdrawals made" (which term shall mean amounts loaned or withdrawn pursuant to Article 9 and amounts placed in Directed Accounts) since the preceding Valuation Date from Accounts invested in the Trust Fund, and (3) other disbursements from the Trust Fund since the preceding Valuation Date exceeds (or is less than) the sum of (A) the fair market value of the Trust Fund as of the immediately preceding Valuation Date and (B) Contributions invested in the Trust Fund since the preceding Valuation Date.

          (b)     Allocation of Earnings. The investment earnings (or losses) of the Trust Fund shall be allocated to each Account invested in the Trust Fund on the Valuation Date in the ratio that the Account Balance of such Account as of the preceding Valuation Date bears to the sum of the Account Balances of all Accounts invested in the Trust Fund as of the preceding Valuation Date which are still invested in the Trust Fund.

          (c)     Crediting of Contributions. As of each Accounting Date there shall be added to each Company Account the Contributions for such Account since the preceding Accounting Date, provided Company Contributions shall be allocated to Company Accounts as of the Accounting Date of the Plan Year for which such Contribution is being made. As of each Valuation Date there shall be added to each Salary Deferral Account, Matching Account, and Rollover Account the Contributions for such Account since the preceding Valuation Date.

(d) Reductions for Benefits and Withdrawals. Each Account shall be reduced by the amount of Benefits distributed and withdrawals made from such Account since the preceding Valuation Date.

          (e)     Directed Account. The earnings (or losses) of each Directed Account shall be determined separately and credited to the Account, and all the other adjustments provided herein shall be made to such Account.

          (f)     Good Faith Valuation Binding. In determining the value of the Trust Fund and the Accounts, the Trustee (or other person or entity designated by the Retirement Committee) and the Retirement Committee shall exercise their best judgment, and all such determinations of value (in the absence of bad faith) shall be binding upon all Participants and Beneficiaries.

6.3 Limitations on Salary Deferral Contributions.

          (a)     Actual Deferral Percentage Test. The Actual Deferral Percentage for Highly Compensated Employees shall not exceed the greater of (1) 1.25 times the Actual Deferral Percentage for the current Plan Year of all other Participants, or (2) the lesser of two percentage points over the Actual Deferral Percentage for the current Plan Year of all other Participants or 2.0 times the Actual Deferral Percentage for the current Plan Year of all other Participants. For purposes of determining whether the Plan satisfies the Actual Deferral Percentage Test, if the Plan satisfies the requirements of sections 401(k), 401(a)(4), or 410(b) of the Code only if aggregated with one or more other plans with the same plan year and using the same Actual Deferral Percentage testing method, or if one or more other plans with the same plan year and using the same Actual Deferral Percentage testing method satisfy such Code sections only if aggregated with this Plan, then this Section shall be applied by determining the actual deferral percentages of Participants as if all such plans were a single plan.

          (b)     Limitation of Salary Deferral Contributions. The Company shall by the end of a Plan Year, in a nondiscriminatory fashion and upon notifying the Highly Compensated Employees, limit the Salary Deferral Contributions of Highly Compensated Employees to the extent necessary to ensure compliance with either of the tests stated in the immediately preceding Subsection.

          (c)     Correction of Actual Deferral Percentage Excess. If the Actual Deferral Percentage test is not met for a Plan Year after all contributions for the Plan Year have been made, the Company shall determine the amount of Actual Deferral Percentage excess with respect to Highly Compensated Employees. Solely to determine the aggregate amount to be distributed, as described below, and not the amount to be distributed to any individual, the Company shall make this determination in the following manner. First, the Actual Deferral Percentage of the Highly Compensated Employee with the highest Actual Deferral Percentage shall be reduced to the extent necessary to (1) enable the Plan to satisfy the Actual Deferral Percentage test or (2) cause such employee's Actual Deferral Percentage to equal the Actual Deferral Percentage of the Highly Compensated Employee with the next highest Actual Deferral Percentage. Second, this process is repeated until the Actual Deferral Percentage test is satisfied. The aggregate amount of Actual Deferral Percentage excess thus determined shall be distributed by the end of the Plan Year following the Plan Year for which such Contributions are made. Such aggregate amount of Actual Deferral Percentage excess shall be distributed first, to the Highly Compensated Employees with the highest dollar amounts of Salary Deferral Contributions, pro rata and including Allocable Income thereon, in an amount equal to the lesser of (A) the aggregate amount of excess contributions for the Plan Year determined according to the manner described above or (B) the amount necessary to cause the amount of such Employees' Salary Deferral Contributions to equal the amount of the Salary Deferral Contributions of the Highly Compensated Employees with the next highest dollar amount of Salary Deferral Contributions. This process is repeated until the aggregate amount distributed under this Subsection equals the amount of the Actual Deferral Percentage excess as determined according to the manner described above. The amount of excess contributions that may be distributed with respect to a Highly Compensated Employee for a Plan Year shall be reduced by the amount of excess deferrals previously distributed to the Highly Compensated Employee for the Highly Compensated Employee's taxable year ending with or within such Plan Year, and the amount of excess deferrals that may be distributed with respect to a Highly Compensated Employee for a taxable year is reduced by any excess contributions previously distributed to the Highly Compensated Employee for the Plan Year beginning with or within the Highly Compensated Employee's taxable year. Notwithstanding anything in this Subsection to the contrary, the Company may, in its discretion, make a Supplemental Contribution on behalf of Participants other than Highly Compensated Employees to the extent necessary to ensure compliance with the Actual Deferral Percentage test stated in Section 6.3(a). Each eligible Participant shall be 100% vested in the Participant's Salary Deferral Account, including any Supplemental Contributions credited thereto, and such Supplemental Contributions shall also be subject to the same distribution restrictions as apply to a Participant's Salary Deferral Contributions.

          (d)     Recognition of Salary Deferrals. A Participant's Salary Deferral election shall be recognized only to the extent that the Salary Deferral Contribution does not exceed the amount permitted under this Section 6.3. A Participant's Salary Deferral Contributions which are returned as a result of the application of this Section 6.3 for a Plan Year shall not be taken into account in determining the amount of Matching Contributions to be made for the Participant's benefit for the Plan Year. To the extent Matching Contributions have already been made with respect to Salary Deferral Contributions at the time the Salary Deferral Contributions are determined to be excess contributions, such Matching Contributions attributable to Salary Deferral Contributions that are distributed to the Participant as excess contributions shall be distributed to the Participant at the same time as the Salary Deferral Contributions are returned; provided, that to the extent the Participant does not have a vested interest in such Matching Contributions, the Participant shall forfeit such Matching Contributions.

6.4 Limitations on Matching Contributions.

          (a)     Average Contribution Percentage Test. In no event may the Average Contribution Percentage for eligible Participants who are Highly Compensated Employees exceed the greater of (1) 1.25 times the Average Contribution Percentage for the current Plan Year of all other eligible Participants, or (2) the lesser of two percentage points over the Average Contribution Percentage for the current Plan Year of all other eligible Participants and 2.0 times the Average Contribution Percentage for the current Plan Year of all other eligible Participants. In the event the Plan satisfies the requirements of sections 401(m), 401(a)(4), or 410(b) of the Code only if aggregated with one or more other plans with the same plan year and using the same Average Contribution Percentage testing method, or if one or more other plans with the same plan year and using the same Average Contribution Percentage testing method satisfy such Code sections only if aggregated with this Plan, then this Section shall be applied by determining the average contribution percentages of participants as if all such plans were a single plan.

          (b)     Correction of Average Contribution Percentage Excess. If the Average Contribution Percentage test is not met for a Plan Year after all contributions for the Plan Year have been made, the excess of the aggregate amount of the Matching Contributions and (and any Supplemental Contributions or Salary Deferral Contributions taken into account in computing the Average Contribution Percentages) actually made on behalf of Highly Compensated Employees for the Plan Year over the maximum amount of such contributions permitted under section 401(m)(2)(A) of the Code shall be considered to be excess aggregate contributions. The Company shall determine the amount of excess aggregate contributions. Solely to determine the aggregate amount to be distributed and not the amount to be distributed to any individual, the Company shall make this determination in the following manner. First, the contribution percentage of the Highly Compensated Employee with the highest Average Contribution Percentage shall be reduced to the extent necessary to (1) enable the Plan to satisfy the Average Contribution Percentage test or (2) cause such employee's Average Contribution Percentage to equal the Average Contribution Percentage of the Highly Compensated Employee with the next highest Average Contribution Percentage. Second, this process is repeated until the Average Contribution Percentage test is satisfied. The aggregate amount of reductions determined in this manner shall be distributed, first, to the Highly Compensated Employees with the highest dollar amounts of Matching Contributions (and any Supplemental Contributions or Salary Deferral Contributions taken into account in computing the Average Contribution Percentages), pro rata and including any Allocable Income thereon, in an amount equal to the lesser of (A) the total amount of excess aggregate contributions for the Plan Year or (B) the amount necessary to cause such Employees' Matching Contributions (and any Supplemental Contributions or Salary Deferral Contributions taken into account in computing the Average Contribution Percentages) to equal the amount of the Matching Contributions (and any Supplemental Contributions or Salary Deferral Contributions taken into account in computing the Average Contribution Percentages) of the Highly Compensated Employees with the next highest dollar amount of Matching Contributions (and any Supplemental Contributions or Salary Deferral Contributions taken into account in computing the Average Contribution Percentages). This process is repeated until the aggregate amount thus distributed equals the amount of excess aggregate contributions. Distribution of excess aggregate contributions will be made after the close of the Plan Year to which the contributions relate, but in any case will be made prior to the close of the Plan Year following the Plan Year for which the contributions were made. Notwithstanding the foregoing, to the extent a Participant would receive a distribution of excess aggregate contributions which relate to Matching Contributions in which the Participant does not have a vested interest, such portion of the excess aggregate contributions shall be forfeited.

          (c)     Alternate Use Limitation. If the sum of the Actual Deferral Percentage and Average Contribution Percentage of Highly Compensated Employees exceeds the sum of (1) 1.25 times the greater of (A) the Actual Deferral Percentage of Participants other than the Highly Compensated Employees for the current Plan Year or (B) the Average Contribution Percentage of Participants other than Highly Compensated Employees under the Plan for the current Plan Year, and (2) the lesser of (A) 2.0 times or (B) two percentage points plus the lesser of the Actual Deferral Percentage or Average Contribution Percentage of Participants other than Highly Compensated Employees for the current Plan Year, the Average Contribution Percentage of the Highly Compensated Employees will be reduced (beginning with the Highly Compensated Employees whose Average Contribution Percentage is the highest) so that the limit is not exceeded. "Lesser" is substituted for "greater" in (1), above, and "greater" is substituted for "lesser" after "two percentage points plus the" in (2), above, if such substitutions would result in a larger amount. If the Company has elected to use the current year testing method, then, in calculating the amount under this Section 6.4(c) for a particular Plan Year, the Non-Highly Compensated Employees' Actual Deferral Percentage and Average Contribution Percentage for the Plan Year, instead of for the prior Plan Year, is used. The amount by which the Average Contribution Percentage of each such Highly Compensated Employee is reduced shall be treated as an amount returned pursuant to Section 6.4(b), above. Anything in the preceding to the contrary notwithstanding, no impermissible multiple use shall result if the Actual Deferral Percentage and Average Contribution Percentage of the Highly Compensated Employees does not exceed 1.25 times the Actual Deferral Percentage plus the Average Contribution Percentage of all other Participants.

6.5 Limitations on Annual Additions.

          (a)     Definition of Annual Additions. Any provisions in the Plan to the contrary notwithstanding, the "annual addition" to any Participant's Company Account, Matching Account, and Salary Deferral Account shall not exceed the lesser of (1) $30,000 (or such larger amount as may be determined by the Secretary of Treasury pursuant to section 415(d) of the Code) or (2) 25% of the Participant's Compensation. The term "annual addition" shall mean the sum of:

(1) the Participant's share of Company Contributions, Matching Contributions, Supplemental Contributions, and Salary Deferral Contributions for the Plan Year,

(2) all Forfeitures allocated to a Participant's Account,

          (3)     any amounts allocated after March 31, 1984 on behalf of the Participant to an "individual medical account" (as defined in section 415(l)(2) of the Code) which is part of a pension or annuity plan maintained by the Company, and treated as annual additions to a defined contribution plan, and amounts derived from contributions paid or accrued after December 31, 1985, in taxable years ending after such date, attributable to post-retirement medical benefits allocated to the separate account of the Participant if the Participant is a "key employee" (as defined in section 419A(d)(3) of the Code), under a "welfare benefit fund" (as defined in section 419(e) of the Code) maintained by the Company, and

(4) allocations under a simplified employee pension.

          (b)     Excess Annual Additions. If as the result of the allocation of Forfeitures, a reasonable error in estimating a Participant's Compensation, a reasonable error in determining the amount of elective deferrals under section 402(g)(3) of the Code, or under other limited facts and circumstances which the Commissioner of Internal Revenue finds justify this method of allocation, the annual addition for a Participant would exceed the amount provided for in Section , the excess amount shall be withheld or taken from a Participant's Accounts in the following order:

(1) the Salary Deferral Contributions and Supplemental Contributions and earnings thereon, if any, included in the annual addition shall, to the extent necessary, be returned to the Participant; then

(2) the Participant's share of Matching Contributions shall be reduced to the extent necessary; and finally

(3) the Participant's allocable share of Company Contributions shall be reduced to the extent necessary.

          (c)     Disposition of Excessive Annual Additions. Any amounts withheld or taken from a Participant's Company Account or Matching Account shall be reallocated to the Company Accounts or Matching Accounts, whichever is applicable, of all other Participants as of such Accounting Date in the same ratio that Company Contributions or Matching Contributions for such Plan Year were allocated to the Company Accounts or Matching Accounts of such other Participants. If, after making the reallocation provided by the immediately preceding sentence, there is any amount remaining which cannot be reallocated because of the limitations on annual additions, such amount shall be maintained in a suspense account and be allocated in the succeeding Plan Year as though such amount were a Company Contribution or Matching Contribution in such Plan Year. In the event of termination of the Plan while such a suspense account is in existence, the amount in such suspense account shall revert to the Company to the extent it may not be allocated to any Company Account or Matching Account.

          (d)     Allocation of Annual Additions When Multiple Plans. If the Company maintains one or more other "defined contribution plans" or "defined benefit plans" (as defined in sections 414(i) and (j) of the Code, respectively), the amount of annual additions which may be allocated on behalf of each Participant under this Plan and under other plans shall not exceed the maximum permissible amount. For the purpose of determining the maximum permissible amount, the annual benefit under a defined benefit plan shall be reduced to the maximum extent necessary; the annual additions under any other defined contribution plan of the Company shall be reduced to the maximum extent necessary, commencing with any profit sharing plan, next any profit sharing plan containing a cash or deferred arrangement and then any money purchase pension plan; and, finally, the annual additions under this Plan shall be reduced to the maximum extent necessary.

          (e)     No Contributions Causing Allocation to Suspense Account. Notwithstanding the provisions of this Section 6.5, the Company shall not make a Contribution in an amount that would cause any amount thereof to be allocated to a suspense account as of the date the Contribution is allocated.

          (f)     Separate Definition of Compensation. For the purposes of this Section 6.5, the term "Compensation" shall mean a Participant's earned income, wages, salaries, and fees for professional services and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with the Company maintaining the Plan to the extent that the amounts are includable in gross income (including, but not limited to commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits, and reimbursements or other expense allowances under a nonaccountable plan (as defined in Treas. Reg. Section 1.62-2(c))), but shall exclude the following:

          (1)     Company contributions to a plan of deferred compensation which are not includable in the employee's or employer contributions under a simplified employee pension plan to the extent such contributions are deductible by the employee, or any distributions from a plan of deferred compensation;

          (2)     amounts realized from the exercise of a non-qualified stock option, or when restricted stock (or property) held by the employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

(3) amounts realized from the sale, exchange or disposition of stock acquired under a qualified stock option; and

          (4)     other amounts which received special tax benefits, or contributions made by the Company (whether or not under a salary reduction agreement) towards the purchase of an annuity contract described in section 403(b) of the Code (whether or not the contributions are actually excludable from the gross income of the employee).

For purposes of applying the limitation of this Section 6.5, Compensation for a "limitation year" is the Compensation actually paid or made available during such year. Effective for Plan limitation years beginning on or after January 1, 1998, the term "Compensation" under this Section 6.5 shall also include any elective deferral (as defined in section 402(g)(3) of the Code) and any amount which is contributed or deferred by the Company at the election of the Employee by reason of sections 125 or 457 of the Code, and, effective January 1, 2001, under an arrangement providing qualified transportation fringe benefits maintained by the Company and intended to comply with section 132(f)(4) of the Code.

          (g)     Reduction of Annual Additions to Conform to Section 415. Anything in this Section 6.5 to the contrary notwithstanding, the otherwise permissible annual additions for any Participant under this Plan may be further reduced to the extent necessary, as determined by the Retirement Committee, to conform to section 415 of the Code, which imposes additional limitations on the benefits payable to Participants who also may be participating in a defined benefit plan maintained by the Company. If an individual is a Participant at any time in both a defined benefit plan and a defined contribution plan maintained by the Company, the sum of the Participant's defined benefit plan fraction and defined contribution plan fraction for any Plan Year may not exceed 1.0. For purposes of this Section 6.5(g), such terms shall have the following meaning:

          (1)     The defined benefit plan fraction is a fraction, the numerator of which is the sum of the Participant's projected annual benefit under all defined benefit plans (whether or not terminated) maintained by the Company, and the denominator of which is the lesser of (A) 1.25 multiplied by the dollar limitation under section 415(b)(1)(A) of the Code for such Plan Year, or (B) 1.4 multiplied by the Participant's average compensation for the three consecutive Plan Years that produce the highest average. Provided, if the Participant was a participant as of the first day of the "limitation year" beginning after December 31, 1986, in one or more defined benefit plans maintained by the Company which were in existence on May 6, 1986, the denominator of this fraction will not be less than 125 percent of the sum of the annual benefits under such plans which the Participant had accrued as of the end of the last "limitation year" beginning before January 1, 1987, disregarding any changes in the terms and conditions of the plan after May 5, 1986. The preceding sentence applies only if the defined benefit plans individually and in the aggregate satisfied the requirements of section 415 of the Code for all "limitation years" beginning before January 1, 1987. The projected annual benefit of a Participant is the Participant's normal retirement benefit computed under the Company's defined benefit plan, assuming that the Participant continues in the employ of the Company until the Participant's normal retirement age under such plan (or current age, if later), and the Participant's compensation is the compensation, as defined in such plan, and the Social Security benefit for the plan year remain constant until the Participant's normal retirement age (or current age, if later).

          (2)     The defined contribution plan fraction is a fraction, the numerator of which is the sum of the annual additions to the Participant's accounts under all defined contribution plans maintained by the Company (whether or not terminated) for the current and all prior Plan Years, (including the annual additions attributable to all welfare benefit funds, as defined in section 419(e) of the Code, and individual medical accounts, as defined in section 415(l)(2) of the Code, maintained by the Company), and the denominator of which is the sum of the lesser of the following amounts determined for such Plan Year and for all prior Plan Years during which the Participant was employed by the Company: (A) 1.25 multiplied by the dollar limitation under section 415(c)(1)(A) of the Code, for such Plan Years; or (B) 1.4 multiplied by the amount which may be taken into account under section 415(c)(1)(B) of the Code for such Plan Years. Provided, if the employee was a participant as of the first day of the "limitation year" beginning after December 31, 1986, in one or more defined contribution plans maintained by the Company which were in existence on May 6, 1986, the numerator of this fraction will be adjusted if the sum of this fraction and the defined benefit plan fraction would otherwise exceed 1.0 under the terms of this Plan. Under the adjustment, an amount equal to the product of (1) the excess of the sum of the fractions over 1.0 times (2) the denominator of this fraction, will be permanently subtracted from the numerator of this fraction. The adjustment is calculated using the fractions as they would be computed as of the end of the last "limitation year" beginning before January 1, 1987, and disregarding any changes in the terms and conditions of the plan made after May 5, 1986, but using the limitations under section 415 of the Code applicable to the first "limitation year" beginning on or after January 1, 1987.

          (h)     Further Reduction in Annual Additions. If after reducing the annual additions to a Participant's Accounts, as provided above, the sum of the defined benefit plan fraction and the defined contribution plan fraction still exceed 1.0, the numerator of the defined contribution plan fraction shall be reduced so that the sum of both fractions shall not exceed 1.0 in any "limitation year" for such Participant.

          (i)     Elimination of Certain Limitations Effective for Plan limitation years beginning on or after January 1, 2000, the additional limitations imposed by section 415(e) of the Code, as described above, shall no longer apply to the Plan with respect to all Employees participating in the Plan that have one Hour of Service after January 1, 2000. In the case of a Plan Participant whose Benefit under the Plan is subject to the limitations imposed by section 415(e) of the Code prior to its repeal and whose Benefit under the Plan is adjusted to take into account the repeal of section 415(e) of the Code effective January 1, 2000, such adjustment shall be taken into account in accordance with the rules of Treas. Reg. Section 1.401(a)(4)-2(c)(ii) for the Plan Year for which such adjustment is made.

6.6 Responsibility for Accounts. All Accounts shall be established, and records concerning all Accounts shall be maintained, by the Company, or some other person or entity designated by the Company.

     6.7     Notice to Participants of Account Balances. As soon as practicable after each Accounting Date the Retirement Committee shall give each Participant written notice of the Account Balance of the Participant's Accounts as of such Accounting Date.

ARTICLE 7

BENEFITS

     7.1     Normal Retirement. A Participant shall at all times thereafter have a nonforfeitable interest in the Participant's Accounts upon attaining Normal Retirement Age while still employed by the Company. When a Participant retires at or after the Participant's Normal Retirement Age, the Benefit for such Participant shall equal the Participant's Account Balances as of the Valuation Date coincident with or immediately following the date of actual retirement; provided, if the Participant is receiving a deferred distribution, the Participant's Benefit shall be determined as of the Valuation Date coincident with or immediately following the Participant's distribution request date.

     7.2     Retirement After Normal Retirement Age. A Participant who remains in the employ of the Company after attaining Normal Retirement Age shall continue to be a Participant in the Plan until the date of actual retirement, at which time the Participant's Benefit shall equal the Participant's Account Balances as of the Valuation Date coincident with or immediately following the date of actual retirement; provided, if the Participant is receiving a deferred distribution, the Participant's Benefit shall be determined as of the Valuation Date coincident with or immediately following the Participant's distribution request date.

     7.3     Death. If a Participant dies while still employed by the Company the Benefit distributable to the Participant's Beneficiary shall at all times therefter have a nonforfeitable interest in the Participant's Account Balances as of the Valuation Date coincident with or immediately following the date of the Participant's death; provided, if the Participant's Beneficiary is receiving a deferred distribution, the Participant's Benefit shall be determined as of the Valuation Date coincident with or immediately following such Beneficiary's distribution request date.

     7.4     Disability. If and when the Retirement Committee shall find a Participant to be Disabled while still employed by the Company, then the Administrator shall direct that the distributions to commence in accordance with Section 7.7 of the Participant's Benefit shall equal the Participant's Account Balances as of the Valuation Date coincident with or immediately following the date the Retirement Committee determines the Participant became Disabled; provided, if the Participant is receiving a deferred distribution, the Participant's Benefit shall be determined as of the Valuation Date coincident with or immediately following the Participant's distribution request date.

     7.5     Termination of Employment. In the event of the Termination of Employment of a Participant, and at all times other than those set out in Sections 7.1 through 7.4, the Participant's Benefit shall equal the sum of the following:

(a) Nonforfeitable Accounts. The Account Balances of the Participant's, Rollover Account, and Salary Deferral Account, if applicable.

(b) Nonforfeitable Percentage of Other Accounts. The nonforfeitable percentage of the Participant's Company Account and Matching Account, determined as follows:

Years of Service	Nonforfeitable Percentage of Company Account and Matching Account

Less than 2	0%
2, but less than 3	20%
3, but less than 4	40%
4, but less than 5	60%
5, but less than 6	80%
6 or more	100%

          (c)     Valuation of Account Balances. The Account Balances of a Participant who is entitled to a Benefit upon Termination of Employment shall be valued as of the Valuation Date coincident with or immediately following Termination of Employment; provided, if the Participant is receiving a deferred distribution, the Participant's Benefit shall be determined as of the Valuation Date coincident with or immediately following the Participant's distribution request date.

7.6 Forfeitures.

          (a)     Time Forfeitures Occur. Any portion of a Participant's Company or Matching Account in which the Participant does not have a nonforfeitable interest, upon Termination of Employment, shall constitute a Forfeiture at the time the nonforfeitable portion of the Participant's Company or Matching Account Balance is distributed, provided, if a Participant has no nonforfeitable interest in the Participant's Company Account or Matching Account upon Termination of Employment, such Participant shall be deemed to have received a distribution of zero and the Forfeiture will occur at the time of the Participant's Termination of Employment. If, upon Termination of Employment, the portion of the Participant's Company or Matching Account in which the Participant does not have a nonforfeitable interest is not forfeited in accordance with Section 7.6(c), such portion shall constitute a Forfeiture when the Participant has incurred five-consecutive Breaks in Service. If a Participant dies after Termination of Employment and if the Retirement Committee has notice thereof, then any forfeitable portion of the Participant's Company or Matching Account shall be forfeited.

          (b)     Application of Forfeitures. Forfeitures occurring during a Plan Year shall first be applied under Section 7.6(c) to the restoration of Forfeitures and then shall be used to reduce the amount of the Matching Contributions by the Company for the Plan Year in which the Forfeiture occurs. Provided, the Company may, in its sole discretion, decide that Forfeitures will be added to the Company Contribution for such Plan Year and, subject to Article 6, allocated to Company Accounts as if they were part of such Company Contribution.

          (c)     Restorable Forfeiture. If a Participant who received a Benefit pursuant to Section 7.5 because of Termination of Employment again becomes a Participant in the Plan, and the amount of the Participant's Company Account or Matching Account in which the Participant did not have a nonforfeitable interest was forfeited in accordance with Section 7.6(a), the Company shall then make a Company Contribution (or Forfeitures of other Participants shall be applied for such Participant) ("Restorable Forfeiture") for such Participant if the conditions in Sections 7.6(c)(1) through 7.6(c)(2) are met. Provided, if a Participant who was deemed to have received a distribution of zero and whose Company Account was forfeited pursuant to Section 7.6(a) again becomes a Participant in the Plan prior to incurring five-consecutive Breaks in Service, the Company shall then make a Restorable Forfeiture under the Plan on behalf of such Participant. The Restorable Forfeiture shall be carried in a Company Account or Matching Account, whichever is applicable, in the name of the Participant and upon a subsequent Termination of Employment, the Participant shall be entitled to a nonforfeitable interest in the Participant's Company Account or Matching Account as determined pursuant to Section 7.5. The conditions for which a Restorable Forfeiture will be made are as follows:

(1) The Participant was entitled to less than 100% of the Participant's entire nonforfeitable Company or Matching Account Balance at the time of Termination of Employment.

          (2)     The Participant repays to the Trustee the amount of the Benefit distributed upon the Participant's Termination of Employment, and such repayment is made prior to the earlier of five years after the first date on which the Participant is subsequently reemployed by the Company, or the close of the first period of five-consecutive Breaks in Service.

7.7 Time of Distribution of Benefits.

          (a)     Retired, Disabled or Deceased Participant. Benefits payable to a Participant who retires at or after Normal Retirement Age, or who becomes Disabled and Benefits payable to a Beneficiary because of the Participant's death, shall be distributed, or distribution shall commence, as soon as practicable after the Valuation Date coincident with or immediately following a Participant's actual retirement, Disability or death, subject to the provisions of Section 7.8.

          (b)     Terminated Participant. Benefits payable to a Participant who incurs a Termination of Employment shall be distributed, or distribution shall commence, as soon as practicable after the Valuation Date coincident with or immediately following a Participant's Termination of Employment, subject to the provisions of Section 7.8.

          (c)     Date Benefit Payments Commence. Unless the Participant elects otherwise, in no event shall the payment of Benefits to a Participant begin later than the 60th day after the Accounting Date of the Plan Year in which the latest of the following events occur:

(1) The Participant's Normal Retirement Age or age 65, if earlier.

(2) Ten years after the Participant commenced participation in the Plan.

(3) The Participant terminates the Participant's service with the Company.

Notwithstanding the above provisions of this Section 7.7, Benefits shall commence not later than the Participant's Required Beginning Date.

          (d)     Payments to Alternate Payees. Anything contained in the provisions of this Section 7.7 to the contrary notwithstanding, benefits payable to an alternate payee pursuant to a Qualified Domestic Relations Order may be paid prior to the Participant's death, Disability, Termination of Employment or retirement.

7.8 Distribution of Benefits.

(a) Form of Distribution of Benefits.

          (1)     A Participant's Benefits shall be paid by the Trustee, in accordance with the Participant's written directions, in a single sum or in substantially equal installments on a monthly, quarterly or annual basis for a fixed period not to exceed the life expectancy of the Participant or the joint life expectancy of the Participant and his Beneficiary. The time of distribution or commencement of distribution shall be as soon as practical after the Participant's (i) Normal Retirement Age, or (ii) termination of employment, as elected in writing by the Participant.

          (2)     Upon the Participant's death, the Retirement Committee shall direct the Trustee to pay the Participant's Benefits in accordance with this subsection. The Administrator shall direct the Trustee to pay the Participant's Accrued Benefit to the Beneficiary within a reasonable time after the Valuation Date coinciding with or next following the Participant's death. The form of payment shall be in a single lump sum, or in equal periodic installments for a fixed period but not to exceed the life expectancy of the Beneficiary or the period stipulated under Section 7.8(a)(1). If a Beneficiary is living at the Participant's death, but such Beneficiary dies before receiving the entire amount payable to him, the remaining portion of the benefit shall be paid in a single sum to the estate of such deceased Beneficiary.

          (3)     A Participant's benefits shall be distributed in the form of the Employer Securities allocated to the Participant's Accounts and amounts invested in other investment options shall be distributed in cash.

7.9 Rollover Election and Rollover Notice.

          (a)     Election to Make Direct Rollover. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee's election under this Section 7.9, a Distributee may elect, at the time and in the manner prescribed by the Retirement Committee, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan in a Direct Rollover.

          (b)     Recipients to Be Provided With Explanation of Rollovers. Within a reasonable period of time before making any distribution from the Plan which is an Eligible Rollover Distribution, the recipient shall be provided a written explanation of the provisions under which such distributions will not be subject to federal income tax if transferred to an Eligible Retirement Plan within 60 days after the date on which the recipient received the distribution.

     7.10     Additional Distribution Requirements for Salary Deferral, and Supplemental Accounts. Salary Deferral and Supplemental Accounts, including any Allocable Income thereon, are not distributable to a Participant or a Participant's Beneficiary, in accordance with such Participant's or Beneficiary's election, earlier than upon Termination of Employment, death, or Disability. Such amounts may also be distributed upon any of the following:

          (a)     termination of the Plan without the establishment of another defined contribution plan, other than an employee stock ownership plan (as defined in section 4975(e)(7) of the Code), a simplified employee pension plan (as defined in section 408(k) of the Code) or a SIMPLE IRA plan (as defined in section 408(p) of the Code);

          (b)     only upon a declaration of the Board of Directors with respect to a transaction, the disposition by a corporation to an unrelated corporation of substantially all of the assets (within the meaning of section 409(d)(2) of the Code) used in a trade or business of such corporation, if such corporation continues to maintain the Plan after the disposition, but only with respect to employees who continue employment with the corporation acquiring such assets;

          (c)     only upon a declaration of the Board of Directors with respect to a transaction, the disposition by a corporation to an unrelated entity of such corporation's interest in a subsidiary (within the meaning of section 409(d)(3) of the Code), if such corporation continues to maintain the Plan, but only with respect to employees who continue employment with such subsidiary;

(d) the attainment of age 59-1/2; and

All distributions that may be made pursuant to one or more of the foregoing distributable events are subject to the consent requirements of Section 7.8. In addition, distributions that are triggered by any of the events enumerated under Sections 7.10(a) through 7.10(c) must be made in a lump sum.

ARTICLE 8

TOP-HEAVY PROVISIONS

     8.1     Purpose. This Article 8 shall be interpreted and administered in a manner consistent with the provisions of section 416 of the Code and shall be applicable only if the Plan (and any plan required to be included in any aggregation group with this Plan) becomes a "top-heavy plan," as defined in Section 8.4.

8.2 Key Employee. The term "key employee" shall mean any Participant, Employee, former Employee, or Beneficiary who constitutes a key employee within the meaning of section 416(i)(1) of the Code.

     8.3     Determination Date. The term "determination date" shall mean, for a Plan Year, the Accounting Date of the immediately preceding Plan Year. Provided, for the first Plan Year of the Plan, the determination date shall be the last day of such Plan Year.

8.4 Determination of Top-Heavy Status.

(a) Top-Heavy Ratio.

          (1)     For each Plan Year, the Retirement Committee shall determine if the Plan is top-heavy. The Plan shall be considered top-heavy only if as of the determination date, (A) in the event that the aggregation of other plans of the Company is either permitted or required, the aggregate of the account balances and accrued benefits of key employees under all plans exceed 60% of the aggregate account balances and accrued benefits of all Participants in such plans, or (B) in the event aggregation of other plans of the Company is neither permitted nor required, the aggregate account balances of Participants in the Plan who are key employees exceed 60% of the aggregate account balances of all Participants in the Plan. For the purposes of the determination of top-heavy status, the account balances and accrued benefits of former key employees and the account balances and accrued benefits of a Participant who has not performed services for the Company during the five-year period ending on the determination date shall be disregarded. The accrued benefit of a Participant who is not a key employee shall be determined under the method, if any, that uniformly applies for accrual purposes under all defined benefit plans maintained by the Company, or if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional rule of section 411(b)(1)(C) of the Code. The calculation of the account balances and accrued benefits for purposes of the determination of top-heavy status shall be made in compliance with section 416 of the Code.

          (2)     If the Company maintains one or more defined contribution plans (including any simplified employee pension plan) and the Company maintains or has maintained one or more defined benefit plans which during the five-year period ending on the determination date has or has had any accrued benefits, the top-heavy ratio is a fraction, the numerator of which is the sum of account balances under the defined contribution plans for all key employees, determined in accordance with Section 8.4(a)(1), and the present value of accrued benefits under the defined benefit plans for all key employees, and the denominator of which is the sum of the account balances under the defined contribution plans for all Participants as of the determination date and the present value of accrued benefits under the defined benefit plans for all Participants, all determined in accordance with section 416 of the Code and regulations thereunder. Both the numerator and denominator of the top-heavy ratio are increased for any distribution of an Account Balance or an accrued benefit made in the five-year period as of the determination date.

          (3)     For purposes of Sections 8.4(a)(2) and 8.4(a)(2), the value of Account Balances and the present value of accrued benefits will be determined as of the most recent Valuation Date that falls within or ends with the 12-month period ending on the determination date, except as provided in section 416 of the Code and the regulations thereunder for the first and second plan years of a defined benefit plan. The Account Balances and accrued benefits of a Participant (A) who is not a key employee but who was a key employee in a prior year, or (B) who has not been credited with at least one Hour of Service with any Company maintaining the Plan at any time during the five-year period ending on the determination date, will be disregarded. The calculation of the top-heavy ratio, and the extent to which distributions, rollovers, and transfers are taken into account will be made in accordance with section 416 of the Code and the regulations thereunder. When aggregating plans, the value of Account Balances and accrued benefits will be calculated with reference to the determination dates that fall within the same calendar year.

          (b)      Group Considered in Determining Top-Heavy Status. The determination under Section 8.4(a) shall be made for the required aggregation group, or, if applicable, the permissive aggregation group. If the aggregation group is determined to be top-heavy under Section 8.4(a), the Plan and any other plan required to be aggregated with the Plan shall be considered top-heavy plans. If the permissive aggregation group is top-heavy, then only the Plan and the other plans required to be aggregated with the Plan shall be considered top-heavy.

          (c)     Consideration of Other Plans. For purposes of this Section 8.4, the required aggregation group includes each qualified plan of the Company maintained during the preceding five years (whether or not terminated) in which at least one key employee is a participant and any other qualified plan of the Company which enables such a plan to meet the requirements of sections 401(a)(4) or 410 of the Code. The permissive aggregation group shall consist of the required aggregation group of plans plus any other plan or plans of the Company which, when considered as a group with the required aggregation group, will continue to satisfy the requirements of sections 401(a)(4) and 410 of the Code.

8.5 Effect of Top-Heavy Provisions. The following provisions apply for any Plan Year for which the Plan is determined to be top-heavy:

          (a)     Limitation on Compensation. For purposes of this Section 8.5, the term "Compensation" shall have the meaning set forth in Section 6.5(f). The annual Compensation of each Employee taken into account under the Plan shall not exceed $150,000, or such larger amount as may be determined under section 401(a)(17)(B) of the Code.

(b) Minimum Contribution.

          (1)      Amount of Minimum Contribution. Each Participant who is not a key employee shall receive a minimum Company Contribution under this Plan (or any other defined contribution of the Company, determined without regard to any Social Security contribution), in the amount of the lesser of:

(A) 3% of such Participant's Compensation; or

(B) the percentage at which Contributions by the Company are made under the Plan for the Plan Year for the key employee for whom such percentage is the highest for the year.

          (2)      Eligibility for Minimum Contribution. A minimum Company Contribution shall be made under the Plan for each Participant who is not a key employee and who is employed on the Accounting Date of such Plan Year (regardless of whether or not such Participant has been credited with 1,000 Hours of Service during such Plan Year).

          (3)      Minimum Contribution in Other Plans. The provisions of this Section 8.5(b) shall not apply to any Participant to the extent the Participant is covered under any other plan or plans maintained by the Company, which plan or plans provide that the minimum allocation or benefit provisions pursuant to section 416 of the Code will be met in the other plan or plans. To the extent a Participant is covered by a defined benefit plan maintained by the Company, which defined benefit plan provides that the minimum allocation or benefit provisions of section 416 of the Code will be satisfied in this Plan, Section 8.5(b)(1)(A) shall be modified by substituting "5%" in lieu of "3%."

(c) Vesting Schedule.

(1) Alternate Vesting Schedule. The vesting schedule provided in Section 7.5 shall be replaced by the following schedule in the event this schedule provides more rapid vesting:

Years of Service	Nonforfeitable Percentage of Company and Matching Account Balance

Less than 2	0%
2, but less than 3	20%
3, but less than 4	40%
4, but less than 5	60%
5, but less than 6	80%
6, or more	100%

          (2)      Resumption of Regular Vesting Schedule. In the event that the Plan becomes top-heavy and then reverts to non-top heavy status, the schedule provided in Section 7.5 shall again take effect provided that the nonforfeitable percentage of Participants who have been credited with three or more Years of Service shall not be less than the greater of the vesting percentage determined under Section 7.5, without regard to Article 8 or Section 8.5(c)(1). Additionally, regardless of Years of Service, a Participant who has been credited with a nonforfeitable interest under Section 8.5(c)(1), shall continue to be nonforfeitable in the Participant's Company Account and Matching Account at such percentage until such time as the schedule provided in Section 7.5 shall increase the Participant's nonforfeitable interest in such Account Balance.

(d) Reduction of Multiplier. In the event the Plan is deemed to be top-heavy for the Plan Year, then the multiplier of 1.25 in Section 6.5(g) shall be reduced to 1.0, unless:

(1) the Plan would not be top-heavy, as defined in Section 8.5(a), if "90%" were substituted for "60%," and

          (2)      the minimum Company Contribution provided in Section 8.5(b), as required by section 416(c)(2) of the Code, is modified by substituting "4%" in lieu of "3%" pursuant to section 416(h)(2)(A) (ii)(II) of the Code, and

          (3)      in the case of a Participant who is also a participant in a defined benefit plan maintained by the Company, "3%" shall be substituted for "2%," and 20% shall be increased by 1 percentage point for each year (but not more than 10 percentage points) for which such defined benefit plan was taken into account in accordance with section 416(h)(2)(A)(ii)(I) of the Code with respect to the minimum benefit requirements of section 416(h) of the Code for such defined benefit plan. Provided, "7-1/2%" shall be substituted in lieu of "5%" in Section 8.5(b)93), if applicable.

ARTICLE 9

EMPLOYEE STOCK OWNERSHIP PLAN

     9.1     Purpose and Effective Date. Effective January 1, 2002, the Company hereby establishes and designates the Kentucky Investors Equity Fund as an ESOP to enable eligible Participants to acquire a stock ownership interest in the Company.

9.2 Investment in Company Stock. The ESOP shall be invested in the Investors Heritage Stock Fund, which shall invest primarily in Company Stock.

9.3 Prior ESOP Accounts. A Participant's ESOP Participant Account and ESOP Employer Account shall be held, except as otherwise provided in this Article 9, pursuant to the provisions of the Plan.

     9.4     Dividends on Company Stock. All stock dividends on Company Stock shall be allocated to Kentucky Investors Equity Fund based upon each Participant's share of Company Stock invested in the Kentucky Investors Equity Fund to the total shares of Company Stock in the Kentucky Investors Equity Fund and all cash dividends on Company Stock shall be allocated to Investment Accounts on the same basis. Provided, if so determined by the Board of Directors, any cash dividends on Company Stock allocated to the Accounts of Participants may be paid currently or within 90 days after the end of the Plan Year in which the dividends are paid to the Trust in cash to such Participants upon election by such Participants in a manner prescribed by the Retirement Committee, or the Company may pay such dividends directly to Participants.

     9.5     Suspense Account for Company Stock Not Paid For. Any shares of Company Stock which are purchased by the Trustee, but not paid for, shall be held in a separate Suspense Account until paid for and shall only be allocated to Stock Accounts as such Company Stock is paid for.

     9.6     Good Faith Valuation Binding. In determining the value of the Trust Fund and the Accounts, the Trustee and the Retirement Committee shall exercise their best judgment, and all such determinations of value (in the absence of bad faith) shall be binding upon all Participants and Beneficiaries. The valuations of Company Stock which are not readily tradeable on an established securities market with respect to activities carried on by the Plan must be conducted by an independent appraiser, as defined in section 401(a)(28)(C) of the Code.

9.7 Time of Distribution of Benefits.

          (a)     Distribution of Benefits Upon Retirement, Death or Disability. Benefits payable to a Participant who retires on or after the Participant's Normal Retirement Age or who becomes Disabled, and Benefits payable to a Beneficiary because of the Participant's death, shall be distributed, or distribution shall commence, not later than one year after the close of the Plan Year after the Participant's retirement, death, or Disability, unless the Participant otherwise elects. Provided, a Participant may defer distribution of the Participant's Benefit until no later than the Participant's Required Beginning Date.

          (b)      Distribution of Benefits Upon Termination of Employment. Benefits payable to a Participant who incurs a Termination of Employment and who is not sooner re-employed by the Company, shall be distributed, or distribution shall commence as of end of a Plan Year in which the Participant has no Hours of Service.

          (c)      Limitation on Election to Defer. Notwithstanding the provisions of Section 9.7(a), the payment of Benefits to a Participant, unless the Participant otherwise elects, will begin not later than the 60th day after the Accounting Date of the Plan Year in which the latest of the following events occurs:

(1) The Participant's Normal Retirement Date.

(2) Ten years after the Participant commenced participation in the Plan.

(3) The Participant terminates the Participant's service with the Company.

          (d)      Conflicting Provisions. The distribution provisions of this Article 9 shall supersede any conflicting provisions of the Plan, including, without limitation, the provisions of Section 7.7, relating to the time of distribution of Benefits.

     9.8     Acquisition Loans. The Trustee may incur Acquisition Loans from time to time to finance the acquisition of Company Stock for the Trust Fund or to repay a prior Acquisition Loan. An Acquisition Loan shall be for a specific term, shall bear a reasonable rate of interest, and shall not be payable on demand except in the event of default. An Acquisition Loan may be secured by a collateral pledge of the Financed Shares so acquired and any other Trust assets which are permissible security within the provisions of Treas. Reg. Section 54.4975-7(b). No other assets of the Plan or Trust may be pledged as collateral for an Acquisition Loan, and no lender shall have recourse against any other Trust assets. If the lender is a "party in interest," within the meaning of Section 3(14) of ERISA, the Acquisition Loan must provide for a transfer of assets of the Trust Fund on default only upon and to the extent of the failure of the Trust to meet the payment schedule of the Acquisition Loan. Any pledge of Financed Shares must provide for the release of shares so pledged on a basis equal to the principal and interest (or, if the requirements of Treas. Reg. Section 54.4975-7(b)(8)(ii) are met, principal payments only), paid by the Trustee on the Acquisition Loan. The released Financed Shares shall be allocated to Participants in accordance with the provisions of Section 4.1. Payment of principal and interest on any Acquisition Loan shall be made by the Trustee only from Company Contributions paid in cash to enable the Trustee to repay such loan, from earnings attributable to such Contributions, and any cash dividends received by the Trustee on Financed Shares acquired with the proceeds of the Acquisition Loan (including such contributions, earnings and dividends received during or prior to the year of repayment less such payments in prior years), whether or not allocated. Financed Shares shall initially be credited to the Suspense Account and shall be transferred for allocation to the Accounts only as payments of principal and interest (or, if the requirements of Treas. Reg. Section 54.4975-7(b)(8)(ii) are met, principal payments only), on the Acquisition Loan are made by the Trustee. The number of Financed Shares to be released from the Suspense Account for allocation to the Accounts for each Plan Year shall be based upon the ratio that the payments of principal and interest (or, if the requirements of Treas. Reg. Section 54.4975-7(b)(8)(ii) are met, principal payments only), on the Acquisition Loan for that Plan Year bears to the total remaining payments of principal and interest projected (or, if the requirements of Treas. Reg. Section 54.4975-7(b)(8)(ii) are met, principal payments only), on the Acquisition Loan over the duration of the Acquisition Loan repayment period, subject to the provisions of Section 6.5.

9.9 Voting of Common Stock.

          (a)      Participant Voting. Each Participant shall have the right to direct the Trustee as to the manner of voting the Common Stock allocated to the Kentucky Investors Equity Fund with respect to the approval or disapproval of any corporate merger or consolidation, recapitalization, reclassification, liquidation, dissolution, sale of substantially all of the assets of a trade or business or such similar transactions as may be prescribed by regulations promulgated by the Secretary of the Treasury. In order to enable the Participants to vote the Common Stock with reference to the matters described in the preceding sentence, the following procedures shall be followed:

          (1)      The Trustee shall cause a proxy statement to be mailed to each Participant as soon as practicable after proxy statements are mailed to the shareholders of the Company and shall at the same time mail a form to the Participant to enable the Participant to exercise the Participant's right to direct the Trustee as to how the shares of Common Stock allocated to the Participant's Accounts invested in the Kentucky Investors Equity Fund are to be voted.

          (2)      The Participant shall return the form to the Trustee or the Trustee's designee which shall instruct the Trustee as to how the Participant desires the Common Stock held in the Participant's Accounts invested in the Kentucky Investors Equity Fund to be voted.

(3) The Trustee shall not vote shares of Common Stock for which no instructions were given by the Participant entitled to direct the voting of such shares.

(4) The Trustee shall vote the unallocated shares of Common Stock held in the Trust.

(b) Trustee Voting. Except as provided in Section , the Trustee shall vote the Company Stock.

9.10 Other Requirements for Company Stock.

          (a)      Right of First Refusal. Subject to the provisions of the last sentence of this Section 9.10, shares of the Company Stock distributed by the Trustee shall be subject to a "Right of First Refusal." The Right of First Refusal shall provide that, prior to any subsequent transfer, such Company Stock must first be offered in writing to the Company and, if then refused by the Company, to the Trust, at the then fair market value, as determined by an "Independent Appraiser" (as defined in section 401(a)(28) of the Code). A bona fide written offer from an independent prospective buyer shall be deemed to be the fair market value of such Company Stock for this purpose unless the value per share, as determined by the Independent Appraiser as of the most recent Accounting Date, is greater. The Company and the Trustee shall have a total of 14 days (from the date the Company receives the offer) to exercise the Right of First Refusal on the same terms offered by the prospective buyer. A Participant (or Beneficiary) entitled to a distribution of Company Stock may be required to execute an appropriate stock transfer agreement (evidencing the Right of First Refusal) prior to receiving a certificate for Company Stock. No Right of First Refusal shall be exercisable by reason of any of the following transfers:

          (1)      the transfer upon the death of a Participant or Beneficiary of any shares of Company Stock to the Participant or Beneficiary's legal representatives, heirs and legatees, provided that any proposed sale or other disposition of any such shares by any legal representative, heir or legatee shall remain subject to the Right of First Refusal;

(2) the transfer by a Participant or Beneficiary in accordance with the Put Option pursuant to Section 9.10(b); or

          (3)      the transfer while the Company Stock is listed on a national securities exchange registered under Section 6 of the Securities Exchange Act of 1934, or quoted on a system sponsored by a national securities association registered under Section 15A(b) of the Securities Exchange Act of 1934.

          (b)      Put Option. The Company shall issue a "Put Option" to each Participant or Beneficiary receiving a distribution of Company Stock from the Plan. The Put Option shall permit the Participant or Beneficiary to sell such Company Stock at its then fair market value, as determined by an Independent Appraiser, to the Company, at any time during the 60 day period commencing on the date the Company Stock was distributed to the Distributee and, if not exercised within that period, the Put Option will temporarily lapse. Upon the close of the Plan Year in which such temporary lapse of the Put Option occurs, the Independent Appraiser shall determine the value of the Company Stock, and the Trustee shall notify each Distributee who did not exercise the initial Put Option prior to its temporary lapse in the preceding Plan Year of the revised value of the Company Stock. The time during which the Put Option may be exercised shall recommence on the date such notice or revaluation is given and shall permanently terminate 60 days thereafter. The Trustee may be permitted by the Company to purchase Company Stock put to the Company under a Put Option. At the option of the Company or the Trustee, as the case may be, the payment for Company Stock sold pursuant to a Put Option shall be made in the following forms:

          (1)      if the Company Stock was distributed as a part of a total distribution (that is, a distribution within one taxable balance of the credit of the Participant or Beneficiary's Accounts), then payments may be made in substantially equal annual installments commencing within 30 days from the date of the exercise of the Put Option and over a period not exceeding five years, with interest payable at a reasonable rate (as determined by the Company) on any unpaid installment balance, with adequate security provided, and without penalty for any prepayment of such installments; or

          (2)      if a Participant or Beneficiary exercises a Put Option on a distribution of Company Stock made to the Participant or Beneficiary in periodic payments (in accordance with 7.8), then the payment for such Company Stock may be made in a lump sum no later than 30 days after such Participant or Beneficiary exercises the Put Option.

The Trustee on behalf of the Trust may offer to purchase any shares of Company Stock (which are not sold pursuant to a Put Option) from any former Participant or Beneficiary at any time in the future, at their then fair market value.

          (c)      Share Legend. Shares of Company Stock held or distributed by the Trustee may include such legend restrictions on transferability as the Company may reasonably require in order to assure compliance with applicable Federal and state securities laws.

          (d)      Nonterminable Rights. The provisions of this Section 9.10 shall continue to be applicable to shares of Company Stock even if the Plan ceases to be an Employee Stock Ownership Plan within the meaning of section 4975(e)(7) of the Code. The shares of Company Stock shall not be subject to any other put, call or other option, or buy-sell or similar arrangement, when held, or distributed by the Trustee.

9.11 rsification of Stock Accounts by Qualified Participants.

          (a)      Annual Diversification Directions. Notwithstanding Section , for each Plan Year during a Qualified Participant's Diversification Election Period, each Qualified Participant may direct the Trustee as to the investment of up to 25% of the Participant's investment in the Kentucky Investors Equity Fund attributable to contributions made on or after January 1, 1987. For the final year of the Diversification Election Period, each Qualified Participant may direct the Trustee as to the investment of up to 50% of the Participant's investment in the Kentucky Investors Equity Fund attributable to contributions made on or after January 1, 1987.

          (b)      Time for Giving Diversification Directions. Any direction under Section , must be given in writing within 90 days after the Accounting Date of the Plan Year and shall be effective not later than 180 days after the close of such Plan Year. The Participant may elect in the Participant's sole discretion to invest such amounts among other investment funds in the Plan. If the Participant fails to make such election, the Participant's investment in the Kentucky Investors Equity Fund shall continue to be invested in the Kentucky Investors Equity Fund.

(c) De Minimus Amounts Excludable From Diversification. This Section 9.11 shall not apply to de minimus amounts as determined under regulations promulgated by the Secretary of the Treasury.

     9.12     Securities Regulation. In the event the Trustee desires to acquire or dispose of any stock or securities issued by the Company under circumstances which in the opinion of counsel for the Trustee requires registration thereof under the Blue Sky laws of any state or states, then the Company at its own expense will take or cause to be taken, at a time mutually agreeable to the Company and Trustee, any and all such action as may be necessary or appropriate to effect such registration or qualification.

ARTICLE 10

DESIGNATION OF BENEFICIARY

     10.1     Designation Form; Change of Designation; Survival of Beneficiary. Each Employee becoming a Participant hereunder shall designate in writing, in such form and manner as shall be prescribed by the Retirement Committee, one or more Beneficiaries and contingent Beneficiaries of the Benefit which may be payable by reason of such Participant's death. Subject to such rules and regulations as the Retirement Committee may promulgate, a Participant may from time to time change such designation of Beneficiary, provided, no change shall be effective until receipt of the new designation by the Retirement Committee. The last effective designation of Beneficiary shall supersede all prior designations. A designation of Beneficiary shall be effective only if the designated Beneficiary survives the Participant and any prior designated Beneficiary. Notwithstanding anything in the preceding to the contrary, the spouse of a Participant shall be deemed such Participant's Beneficiary for purposes of this Article 10 and such spouse shall be entitled to the Participant's entire vested Account Balances as of the date of the Participant's death. Provided, that such Participant may designate a Beneficiary other than such spouse if (a) such spouse consents in a writing witnessed by a member of the Retirement Committee or acknowledged before a Notary Public and (b) such consent acknowledges the effect of such consent.

     10.2     Distribution If No Beneficiary Designated. If a Benefit becomes payable upon the death of a Participant and no Beneficiary has been properly designated, or if the Beneficiary designated shall have predeceased the Participant, the Participant shall be deemed to have designated the following Beneficiaries (if living at the time of the death of the Participant or designated Beneficiary) in the following order of priority: (a) the spouse of the Participant, (b) the children, including adopted children, of the Participant, in equal shares, and (c) the personal representative of the Participant.

ARTICLE 11

ORGANIZATION AND RESPONSIBILITIES OF RETIREMENT COMMITTEE

     11.1     Appointment and Tenure of Retirement Committee. The Board of Directors shall appoint one or more persons to be known as the Retirement Committee or Committee. The Company will notify the Trustee of the names of the members of the Retirement Committee and of any changes in membership that may take place from time to time. All members of the Retirement Committee shall serve until their resignation or removal by the Board of Directors. Vacancies shall be filled in the same manner as the original appointments. The Board of Directors may dismiss any member of the Retirement Committee at any time, with or without cause. No compensation shall be paid members of the Retirement Committee from the Trust Fund for their services.

     11.2     Organization and Decisions of Retirement Committee. Every decision and action of the Retirement Committee shall be valid if concurred in by a majority of the members then in office at a meeting or by consent in writing without a meeting. The Retirement Committee shall select a Secretary (who need not be a member of the Retirement Committee) and any other officers deemed necessary and shall adopt rules governing its procedures not inconsistent herewith. The Retirement Committee shall keep a permanent record of its meetings and actions. No member of the Retirement Committee who is also a Participant shall vote or act upon any matter relating solely to himself. The Retirement Committee may authorize one or more of its members to execute any document on behalf of the Retirement Committee and, if such authorization is given, all persons who receive written notification of such authorization shall, until contrary written notice is given to such person, accept and rely upon any document so executed by such member(s) as representing the action of the Retirement Committee.

11.3 Duties of Retirement Committee. The Retirement Committee, in addition to the duties otherwise provided for in this Plan, shall:

(a) construe the Plan and resolve any ambiguities herein;

(b) determine all questions affecting the eligibility of any Employee to participate herein;

(c) determine all questions affecting the amount of the Benefit payable hereunder to any Participant or Beneficiary;

(d) ascertain the persons to whom any death or other Benefit shall be payable under the provisions hereof;

(e) authorize and direct all disbursements by the Trustee from the Trust Fund;

(f) make determinations of fact in connection with any questions of fact which may arise under the operation of the Plan;

          (g)      make such rules and regulations with reference to the operation of the Plan as it may deem necessary or advisable, provided, that such rules and regulations shall not be inconsistent with the express terms of the Plan or ERISA;

(h) prescribe procedures and adopt forms to be used by Participants and Beneficiaries in filing applications for Benefits and in making elections under the Plan;

(i) review the denial of claims under Article 19 and make decisions on such review; and

          (j)      establish written procedures to determine whether a judgment, decree or order is a Qualified Domestic Relations Order and administer distributions under such judgments, decrees or orders which it determines are Qualified Domestic Relations Orders pursuant to Section 22.9.

     11.4     Retirement Committee Decisions Final and Binding. The decisions of the Retirement Committee on any matter within its authority shall be made in the sole discretion of the Retirement Committee and shall be final and binding on all parties, including without limitation, the Company, Participants and Beneficiaries.

     11.5     Retirement Committee Directions to Trustee. The Retirement Committee shall direct the Trustee in writing to make distributions from the Trust Fund to Participants, Beneficiaries and alternate payees under Qualified Domestic Relations Orders who qualify therefor hereunder. Such written direction to the Trustee shall specify the name, Social Security number and address of the Participant or Beneficiary, and the amount and frequency of such payments. The Trustee may request instructions in writing from the Retirement Committee on other matters and may rely and act thereon.

11.6 Employment of Counsel, Etc. The Retirement Committee may employ such counsel, accountants, and other agents as it shall deem advisable.

     11.7     Payment of Expenses of Retirement Committee. The reasonable costs and expenses incurred by the Retirement Committee in the performance of its duties hereunder, excluding compensation for services, but including, without limitation, reasonable fees for legal, accounting and other services rendered, shall be paid by the Trustee from the Trust Fund to the extent not paid by the Company.

     11.8     Retirement Committee and Trustee to be Furnished Information Concerning Employees. The Company shall, from time to time, make available to the Retirement Committee such information with respect to its Employees, their dates of employment, their Compensation and other matters as may be necessary or desirable in connection with the performance by the Retirement Committee of its duties with respect to the Plan. The Retirement Committee shall, in turn, furnish to the Trustee such information and such rulings and decisions as the Trustee may require or may request in connection with the Trustee's performance of its duties as Trustee. If the Retirement Committee, within 21 days after being requested to do so, fails to furnish the Trustee such information, rulings or decisions, then after the expiration of said period, the Trustee may act without such information, ruling or decision or may demand that the Company give it such information, ruling or decision.

ARTICLE 12

THE TRUST FUND AND TRUSTEE

     12.1     Acceptance of the Trust. By the execution of the Plan by the Trustee as provided below, the Trustee shall accept the Trust Fund and shall agree to hold, administer and disburse all property received by it in trust as Trustee hereunder for the uses and purposes and upon the terms and conditions herein set forth.

     12.2     Establishment of Trust Fund. The Company has entered into this Plan with the Trustee for the purpose of establishing a trust to invest and hold the Contributions, and the income and gains thereon, in order to provide the funds which will be used to provide Benefits under the Plan. The Trust Fund shall be received, held in trust, and disbursed by the Trustee in accordance with the provisions of the Plan. Contributions which shall from time to time be deposited with the Trustee pursuant to the Plan, and the income therefrom and any increment thereon, and all assets acquired by investment and reinvestment, shall be held, managed and administered by the Trustee, in trust, pursuant to the terms of this Plan. The Trustee shall not be responsible for the collection of any Contributions under the Plan and shall have no power or duty to inquire into the correctness of any Contributions. The Trustee acknowledges that the assets constituting the trust fund under the Prior Plan shall be held by it as Trustee.

12.3 Retirement Committee Directs Payments From Trust Fund.

          (a)      Distributions to Participants. The Retirement Committee shall direct the Trustee in writing to make distributions from the Trust Fund to Participants, Beneficiaries and alternate payees under Qualified Domestic Relations Orders who qualify for Benefits under the Plan and shall authorize and direct all other disbursements from the Trust Fund. A written direction to the Trustee concerning distributions shall specify the name of the Participant or Beneficiary, the person's address and Social Security number, the Benefit to be distributed and the time and form of distribution.

          (b)      Trustee Authorized To Rely on Retirement Committee Directions. The Trustee shall follow all directions of the Retirement Committee which are authorized by the Plan and shall have no duty to question any such direction.

     12.4     Retirement Committee Instructions to Trustee. In addition to the directions and authorizations otherwise provided for herein from the Retirement Committee to the Trustee, the Trustee may request instructions in writing from the Retirement Committee on other matters and may rely and act thereon.

     12.5     Title to Trust Fund. Title to the Trust Fund, including all funds and investments held hereunder by the Trustee from time to time, shall be and remain in the Trustee, and no Participant or Beneficiary shall have any legal or equitable right or interest in the Trust Fund, except to the extent that such right or interest may be expressly granted under the provisions of the Plan.

12.6 Investment of the Trust Fund.

          (a)      Investments In Accordance With Funding Policy. The Trustee shall invest and reinvest the principal and income of the Trust Fund and keep the Trust Fund invested in accordance with the funding policy established by the Company. In so investing the Trust Fund the Trustee shall invest and reinvest, without distinction between principal and income, in such securities or in such property, real or personal, wherever situated, as the Trustee shall deem advisable, including, but not limited to, stocks (whether common or preferred), bonds, debentures, mortgages and other evidences of indebtedness or ownership, or common trust funds, or in a mutual fund or group annuities with legal reserve life insurance companies. Without limiting the generality of the foregoing, the Trustee may acquire and hold up to 100% of the assets of the Trust Fund in "qualifying employer securities" or "qualifying employer real property" as defined in section 407(d) of ERISA.

          (b)      Investments In Cash Equivalent Securities. The Trustee shall be permitted to invest the Trust Fund in savings accounts, passbook accounts, time deposit accounts or certificates of deposit which bear a reasonable interest rate and are maintained, or issued, by it as a banking organization to the extent it is prudent to do so or to the extent investments of such nature are otherwise required under the Plan.

          (c)      Investment in Common or Collective Trust Funds, Etc. The Trustee may engage in any transaction with (1) a common or collective trust fund or pooled investment fund maintained by a "party in interest" (as defined in section 3(14) of ERISA) which is a bank or trust company supervised by a state or federal agency or (2) a pooled investment fund of an insurance company authorized to do business in a state if (A) the transaction is a sale or purchase of an investment in the fund and (B) the bank, trust company or insurance company receives not more than reasonable compensation.

          (d)      Investment in Options. The Trustee may sell or write options or calls on securities held in the Trust Fund or sell or write other forms of options related to any such call options outstanding and may enter into stand-by agreements for future investments, either with or without stand-by fee, or otherwise dispose of any securities or other property at any time held by it.

          (e)      Investments Subject to Requirements of ERISA; Single Trust Fund. In making such investments the Trustee shall not be restricted to securities or other property of the character authorized or required by applicable law from time to time for trust investments, other than the requirements of ERISA. All Contributions paid to the Trustee shall be held and administered by the Trustee as a single Trust Fund and the Trustee shall not be required to segregate and invest separately any part of the Trust Fund representing interests of individual Participants, except as provided in Sections 12.6(d) and 12.8.

          (f)      No Investment in Assets Outside Jurisdiction of U.S. District Courts. No investments shall be made in any assets the indicia of ownership of which is outside the jurisdiction of the District Courts of the United States.

          (g)      No Control of Investments By Retirement Committee, Etc. Neither the Retirement Committee, the Company, nor any Participant or Beneficiary shall have any authority or control whatsoever over the investment of the Trust Fund, except as specifically provided in Section 12.6(d), with respect to Participant directions with reference to Section 12.8.

     12.7     Indemnification of Trustee. The Company shall indemnify and hold harmless the Trustee against expenses (including attorneys' fees), claims, fines, judgments, taxes, causes of action or liability, and amounts paid in settlement, actually and reasonably incurred, if such expense, claim, fine, judgment, tax, cause of action, liability or amount arose from the Trustee relying upon a direction, authorization or instruction from the Retirement Committee.

12.8 Power of Participants To Direct Investment of Accounts.

          (a)      Election To Invest Accounts. Each Participant may elect to have all or any portion of the Participant's Accounts invested in accordance with the Participant's directions. A Participant's direction of the investment of the Participant's Accounts shall be in writing on a form prescribed by the Retirement Committee. If a Participant directs the investment of the Participant's Accounts, such Accounts shall be placed in a Directed Account in the name of the Participant. The Participant's investment direction with respect to the Participant's Directed Account shall remain in effect until changed by the Participant pursuant to a subsequent allocation given in accordance with the procedure established by the Retirement Committee. A Participant may change the investment directions by delivery of another form to the Retirement Committee, and such change in investment direction shall be effective on the first business day immediately following the Valuation Date after the Retirement Committee receives the new form; provided, however, that a portion of a Participant's Salary Deferral Account and Matching Account invested in the Kentucky Investors Equity Fund shall not be transferrable until the Valuation Date following twenty (20) full calendar quarters. The Retirement Committee shall forward a copy of such investment direction form of a Participant to the Trustee. If a Participant fails or refuses to complete an investment direction form, the Participant's Accounts shall be invested in the Trust Fund at the discretion of the Trustee.

          (b)      Expenses of Directed Accounts. Unusual and extraordinary expenses of Directed Accounts, such as brokerage fees, commissions, additional Trustee fees, etc., be charged against the Directed Account, unless otherwise paid by the Company.

          (c)      Investment Options For Directed Accounts. The Retirement Committee may, at its discretion, specify investment options in which Directed Accounts may be invested. Such investment alternatives shall be selected by the Retirement Committee in its discretion in such a way as to provide Participants with a broad range of investment alternatives. Notwithstanding the foregoing, the Retirement Committee shall specify the investment alternatives available to Participants such that Participants may at all times choose from at least three investment alternatives (1) each of which is diversified, (2) each of which has materially different risk and return characteristics, (3) which in the aggregate enable the Participant by choosing among them to achieve a portfolio with aggregate risk and return characteristics at any point within the range normally appropriate for the Participant, and (4) each of which when combined with investments in the three alternatives tends to minimize through diversification the overall risk of the investments in a Participant's Directed Accounts. As it may deem necessary or desirable, the Retirement Committee also may modify an investment option as well as the frequency or manner of giving investment directions. A Participant who does not make any election under this Section 12.8 shall have his Account and future contributions made on his behalf invested in such investments as the Retirement Committee shall determine.

          (d)      Investment Direction Continues After Death or Other Termination of Employment. If a Participant (or the Participant's Beneficiary) does not receive a distribution of Benefits under the Plan once the Participant (or Beneficiary) is eligible to receive such distribution, the last investment direction given by the Participant (or Beneficiary) will remain in effect until changed by the Participant (or Beneficiary) pursuant to this Section 12.8.

     12.9     Powers and Duties of Trustee. The Trustee shall have all the powers necessary to carry out the provisions hereunder. In amplification, but not in limitation of such powers, the Trustee shall have the following powers and immunities and be subject to the following duties:

          (a)      Holding and Application of Trust Fund. The Trustee shall receive all Contributions under the Plan, and all other amounts received pursuant thereto, and apply them as hereinafter set forth. The Trustee shall have the custody of and safely keep all cash, securities, property and investments received or purchased in accordance with the terms hereof.

          (b)      Sale, Exchange, Conveyance and Transfer of Property. The Trustee may sell or exchange any property or asset of the Trust Fund at public or private sale, with or without advertisement, upon terms acceptable to the Trustee and in such manner as the Trustee may deem wise and proper. The proceeds of any such sale or exchange may be reinvested as provided hereunder. The purchaser of any such property from the Trustee shall not be required to look at the application of the proceeds of any such sale or exchange by the Trustee.

          (c)      Borrowing and Pledging Trust Fund Assets. The Trustee shall have full power to mortgage, pledge, lease or otherwise dispose of the property of the Trust Fund without securing any order of court therefor, without advertisement, and to execute any instruments containing any provisions which the Trustee may deem proper in order to carry out such actions. Any such lease so made by the Trustee shall be binding, notwithstanding the fact the term of the lease may extend beyond the termination of the Trust Fund. The Trustee shall have the power to borrow money (even from itself unless such borrowing would be prohibited by the Code or ERISA) upon terms agreeable to the Trustee, to pay interest thereon at rates agreeable to the Trustee, and to repay any debts so created.

          (d)      Exercise of Owner's Rights. The Trustee may participate in the reorganization, recapitalization, merger, or consolidation of any corporation in which the Trustee may own stock or securities and may deposit such stock or other securities in any voting trust or protective committee or trustee or with the depositories designated thereby, and may exercise any subscription rights or conversion privileges, and generally may exercise any of the powers of any owner with respect to any stock or other securities or property comprising the Trust Fund. The Trustee may, through any duly authorized officer or proxy, vote or refrain from voting any shares of stock or securities which the Trustee may own from time to time, provided, that in the case of any stock or securities issued by the corporation acting as Trustee, or by a corporation directly or indirectly controlling, controlled by, or under common control with, the Trustee, or by the Company, the Trustee shall vote such shares only under written direction of the Retirement Committee.

          (e)      Retention of Cash. The Trustee may retain in cash and keep unproductive of income such funds as from time to time it may deem advisable. The Trustee shall not be required to pay interest on any cash in its hands pending investment.

          (f)      Registration of Investments. The Trustee may hold stocks, bonds or other securities in its own name as Trustee, with or without the designation of the Trust Fund, or in the name of a nominee selected by it for that purpose, and may deposit securities with a depository trust company, but the Trustee shall nevertheless be obligated to account for all securities received by it as a part of the Trust Fund, notwithstanding the name in which the same may be held.

          (g)      Settlement of Claims and Debts and Action Without Court Approval. With the consent of the Retirement Committee, the Trustee may settle, compromise or submit to arbitration any claims, debts, or damages due or owing to or from the Trust Fund. At no time during the administration of this Plan shall the Trustee be required to obtain any court approval of any act required of it in connection with the performance of its duties or in the performance of any acts required of it in the administration of its duties as Trustee. The Trustee shall have full authority to exercise its judgment in all matters and at all times without court approval of such decisions, provided, that if any application to, or proceeding or action in, the courts is made, only the Company and the Trustee shall be the necessary parties, and, unless otherwise required by law, no Participant or Beneficiary or other person having an interest in the Trust Fund shall be entitled to any notice of service of process. Any judgment entered in such proceeding or action shall be conclusive upon all persons claiming an interest under the Trust Fund.

          (h)      Consultation With, and Employment of, Agents and Counsel. The Trustee may consult with legal counsel (who may be counsel to the Company) concerning any question which may arise with reference to its duties under this Plan, and the opinion of such counsel shall be full and complete protection in respect to any action taken or suffered by the Trustee hereunder in good faith and in accordance with the opinion of such counsel. The Trustee may employ such counsel, accountants, and other agents as it shall deem advisable in the performance of its duties under this Plan.

          (i)      Payment of Taxes. The Trustee shall pay all real and personal property taxes, income taxes and other taxes of any and all kinds levied or assessed under existing or future laws against the Trust Fund or the Trustee in connection with the administration of the Trust Fund.

          (j)      General Powers. The Trustee shall have the power to do any and all other acts and things necessary, proper or advisable to effectuate the purposes of the Plan and to carry out the foregoing functions, provided such powers are exercised by the Trustee for the exclusive benefit of the Participants and their Beneficiaries.

     12.10     Reliance on Information Provided Trustee. The Trustee shall be fully protected in relying upon the existence of any fact or state of facts represented to it in writing by the Company, the Board of Directors or the Retirement Committee.

     12.11     Discharge of Duties Prudently. The Trustee shall discharge its duties hereunder with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims and shall diversify the investments under this Trust Fund so as to minimize the risk of large losses, unless under the circumstances it is clearly prudent not to do so. The Trustee shall not be required to institute any legal action for the protection of the Trust Fund or in carrying out the duties of the Trustee hereunder less it shall first be indemnified by the Company for any and all expenses in connection therewith.

12.12 Investment Manager For Trust Fund Assets.

          (a)      Appointment of Investment Manager. The Board of Directors shall have the power to appoint an Investment Manager to manage and invest, or to manage, invest and have custody of, all or any part of the assets of the Trust Fund.

          (b)      Authority of Investment Manager Without Custody of Assets; Trustee Responsibility. In the event an Investment Manager is appointed which shall not have custody of the assets to be managed and invested, the Investment Manager shall have the sole authority to direct brokerage transactions and shall have all other power and authority concerning Trust Fund investments it is managing hereby granted to the Trustee. The Trustee shall act in paying for purchased assets or delivering sold assets as the Investment Manager directs it in writing. The Trustee shall, as promptly as reasonably possible, comply with any directions given by the Investment Manager hereunder. Legal title to all the Trust Fund, and the custody thereof, shall remain in the Trustee with full authority to deal with such property as herein granted. The Trustee shall continue to have fiduciary responsibility with respect to the administration of the Trust Fund, but shall in no way have liability or responsibility for the investment of the Trust Fund assets being managed by the Investment Manager. Therefore, it is agreed by the Company that the Trustee's powers, duties and responsibilities as to the assets of the Trust Fund being managed by the Investment Manager shall be essentially custodial and administrative in nature, and not discretionary as to investment thereof.

          (c)      Authority of Investment Manager With Custody of Assets. In the event an Investment Manager is appointed which shall have custody of the assets to be managed and invested, the Company, the Trustee and the Investment Manager shall enter into an investment management and custody agreement concerning the assets to be managed by the Investment Manager. The Company shall determine what assets shall be managed by the Investment Manager and the Trustee, upon such notice, shall promptly deliver such assets to the Investment Manager.

          (d)      Trustee Relieved of Liability For Decisions of Investment Manager. The Trustee shall have no liability for any loss which may result from the investment decisions or directions of the Investment Manager and shall be fully exonerated from all liability in acting upon any such directions or because of such decisions.

12.13 Valuation. The Trustee, as of each Valuation Date, shall value the Trust Fund at its fair market value.

12.14 Accounting and Reports of Trustee.

          (a)      Records of Trustee. The Trustee shall keep an accurate record of its administration of the Trust Fund, which record shall include a detailed account of all investments, receipts and disbursements, and other transactions hereunder, and all accounts, books and records relating hereto shall be open for inspection to any person designated by the Retirement Committee, or the Board of Directors, at all reasonable times.

          (b)      Periodic Reports of Trustee. Within 45 days following each Accounting Date the Trustee shall file with the Company and the Retirement Committee a written report setting forth (1) all investments, receipts and disbursements, and other transactions during the Plan Year, (2) all securities purchased, exchanged or sold during the Plan Year and the cost or net proceeds of each purchase or sale, (3) the securities and investments held by the Trustee at the end of the Plan Year and the cost and fair market value of each item thereof and (4) if the Trustee is to maintain the Accounts, the Account Balance of all Accounts. The information described herein may be in the form of monthly or quarterly accounts which, when taken together, reflect the information required herein.

          (c)      Interim Reports of Trustee. In addition to the report provided for in Section 12.14(b), the Trustee shall make such interim reports to the Retirement Committee and to the Company as may be reasonably requested, from time to time, by either of them, and shall provide to the Company or Retirement Committee information available to it which may be necessary to prepare any report or form required to be filed with the Commissioner of Internal Revenue, Secretary of Labor or other governmental authority.

          (d)      Approval of Trustee Reports. The written approval of any report by the Company and the Retirement Committee (or its failure to except or object in writing to the Trustee as to any matter or transaction stated therein within six months after receipt of any report) shall, to the extent permitted by application of law, be final and binding upon the Company, the Retirement Committee and all persons who then shall be or thereafter shall become interested in this Trust Fund as to all matters and transactions stated in such account. If the Company or the Retirement Committee shall file any exceptions or objections within such six month period with respect to any matters or transactions stated or shown in the report and such exceptions or objections cannot be amicably settled, the Trustee or the Company shall have the right to have such questions settled by judicial proceedings.

          (e)      Judicial Settlement of Trustee Accounts. Nothing herein contained shall be construed as depriving the Trustee of the right to have a judicial settlement of its accounts. In any proceeding for a judicial settlement of an account, or for instructions, the only necessary parties shall be the Trustee and the Company. No person or persons other than the Company and the Retirement Committee shall be entitled to any accountings by the Trustee.

     12.15     Distribution of Benefits. The Trustee, upon written instructions from the Retirement Committee, shall make distributions to Participants, Beneficiaries and alternate payees under Qualified Domestic Relations Orders. The Trustee shall have no liability to the Company, the Retirement Committee, or to any other person in making such payments. The Trustee shall not be required to determine or make any investigation to determine the identity or mailing address of any person entitled to a Benefit under the Plan and shall have discharged its obligation in that respect when it shall have sent checks and other papers by ordinary mail to such person or persons and addresses as may be certified to it in writing by the Retirement Committee.

     12.16     Action Without Directions. Should it be necessary for the Trustee to perform any acts hereunder as to which the Trustee is to have a direction under the provisions hereof, and there be no such direction by the Retirement Committee or the Company and no such direction from the Retirement Committee or Company can be obtained by the Trustee, the Trustee shall have full power and discretion to act, and in so acting the Trustee shall be fully protected and shall be absolved from all liability, except as provided in Part 4 of Title I of ERISA.

     12.17     Provisions Relating to Insurance Companies and Contracts. The Trustee shall apply for and be the owner of any insurance contract purchased under the terms of this Plan. No insurance company issuing policies or contracts upon the application of the Trustee shall be deemed to be a party to the Plan nor shall it be responsible for their validity. The issuing insurance company shall not be required to look into the terms of the Plan nor be responsible to see that any action of the Trustee is authorized by their terms. Any issuing insurance company shall be discharged from all liability for any amount paid to the Trustee and no such issuing insurance company shall be obligated to see to the distribution or further application of any monies so paid by it. In the event of any conflict between the terms of this Plan and the terms of insurance contract hereunder, the Plan provisions shall control.

     12.18     Expenses and Compensation. Any Trustee who is a Participant shall serve without compensation for his services as a Trustee. Any Trustee who is not a Participant shall be entitled to such reasonable compensation for its services in administering the Fund as may be agreed upon from time to time with the Retirement Committee. Unless paid by the Company, all reasonable expenses of the Trust (including the Trustee's compensation) and any taxes that may be levied or assessed against the Trustee (including any taxes that may be levied or assessed upon the Plan or income of the Plan) on account of the Trust shall be paid from the Plan (including segregated accounts). The Company may from time to time pay on behalf of the Trust such expenses and compensation as the Company may in its discretion determine.

     12.19     Resignation or Removal of Trustee. The Trustee may be removed by the Board of Directors at any time, with or without cause, upon at least 30 days prior written notice to the Trustee. The Trustee may resign at any time upon at least 30 days prior written notice to the Board of Directors. Promptly after such removal or resignation, the Trustee shall file with the Board of Directors and the Retirement Committee a written report of all activities as such Trustee, which report shall include a full accounting with respect to the Trust Fund since the date of the last report furnished by the Trustee, and shall likewise give a full accounting and full record of the administration of the Trust Fund to the successor Trustee. In the event of the resignation or removal of the Trustee, the Board of Directors, prior to the effective date of such resignation or removal, shall designate a new Trustee or Trustees who, upon accepting such designation in writing, shall have all the powers, rights, duties and obligations given to and imposed on the Trustee under the terms of the Plan.

     12.20     Transfer of Benefit to Another Plan. Anything in the Plan to the contrary notwithstanding, the Trustee shall, at the written direction of the Retirement Committee, transfer the Account Balance due a Participant to another trust forming part of a pension, profit sharing or stock bonus plan maintained by such Participant's new employer if such plan and trust (a) received a favorable determination from Internal Revenue Service or the Trustee receives an opinion from counsel that such plan and trust satisfy the provisions of Part I, Subchapter D of Chapter 1 and section 501(a) of the Code and (b) permits such a transfer to be made.

     12.21     Securities Regulation. In the event the Trustee desires to acquire or dispose of any stock or securities issued by the Company under circumstances which in the opinion of counsel for the Trustee requires registration thereof under the Securities Act of 1934 or the Blue Sky laws of any state or states, then the Company at its own expense will take or cause to be taken, at a time mutually agreeable to the Company and Trustee, any and all such action as may be necessary or appropriate to effect such registration or qualification.

     12.22     Transfer to Collective Trust Fund. The Trustee may transfer, at any time and from time to time, such part or all of the Trust Fund as it deems advisable to itself as the trustee of any trust ("Collective Trust") which has been qualified under section 401(a) of the Code and is exempt from federal income taxes under section 501(a) of the Code, and which is now or hereafter maintained by it as a medium for the collective investment of funds of pension, profit sharing or other employee benefit plans, and to withdraw any part of all of the Fund so transferred. To the extent of the interest of the Trust Fund in any Collective Trust, the terms of the agreement or declaration of trust establishing such Collective Trust shall be a part of this Trust Fund, as if set forth in full herein, and any assets transferred to any Collective Trust shall be held, invested and administered in accordance with such agreement or declaration of trust, which shall be controlling notwithstanding any contrary provision of this Plan. Without limitation on the foregoing, the time and manner of withdrawals from any Collective Trust shall be established in the discretion of the trustee of the Collective Trust.

12.23 No Guarantee of Losses in Trust Fund. Neither the Company, the Retirement Committee nor the Trustee guarantees the assets of the Trust Fund from loss or depreciation.

ARTICLE 13

AMENDMENTS TO THE PLAN

     13.1     Right Generally to Make Amendments. The Plan may be amended, modified or altered, in whole or in part, at any time and from time to time. The procedure for amending, modifying or altering the Plan shall be for the Board of Directors or its delegate to approve or ratify the amendment, modification or alteration and for a person or persons authorized by the Board of Directors or its delegate to duly execute an instrument of writing setting forth the amendment, modification or alteration, provided, that the duties, powers and liabilities of the Trustee shall not thereby be substantially modified without the written consent of the Trustee and any Benefit which has actually accrued and become payable hereunder shall not be affected thereby, except as provided in Section 13.2. No amendment, modification or alteration shall be made which shall (a) cause or authorize any part of the Trust Fund to revert or be refunded to the Company, or (b) decrease any Participant's Account Balances or (c) eliminate an optional form of distribution. In the event an amendment shall alter the nonforfeitable schedule under Section 7.5, or if the Plan is deemed amended by an automatic change to or from a top-heavy vesting schedule pursuant to Section 8.5(c), the nonforfeitable percentage of Participants who have been credited with three or more Years of Service shall not be less than the greater of their nonforfeitable percentage under the prior nonforfeitable schedule or the amended nonforfeitable schedule. Should the Sponsoring Company, at any time, not be in existence as a corporation, the Plan may be amended, modified or altered by action of a majority of the members of the Retirement Committee then surviving as such.

     13.2     Right to Make Amendments Relating to Qualification of Plan. The Board of Directors or its delegate shall have the unlimited right to approve or ratify the amendment of the Plan in accordance with the procedure set forth in Section 13.1, at any time, retroactively or otherwise, in such respects and to such extent as may be necessary to qualify it under existing laws and regulations so as to permit the full deduction for tax purposes of Company Contributions made hereunder and to meet the requirements of the Code or ERISA and, to the extent necessary to accomplish such purpose, may by such amendment decrease or otherwise affect the rights of Participants or Beneficiaries to Benefits which have actually accrued and become payable hereunder.

ARTICLE 14

RESERVATIONS OF RIGHTS BY THE COMPANY AND LIMITATIONS ON RIGHTS OF PARTICIPANTS

     14.1     Plan Voluntary on Part of Company. While it is the intention of the Company that the Plan shall be continued and Contributions made in each year, the Plan is entirely voluntary on the part of the Company. The Company does not guarantee or promise to pay or cause to be paid any Benefit provided by the Plan and each Participant, Beneficiary or any other person who may claim the right to any payment or Benefit under the Plan shall be entitled to look only to the Trust Fund for such payment or Benefit and shall not have any right, claim or demand therefor against the Company.

     14.2     Plan Not Contract of Employment. This Plan shall not be deemed to constitute a contract between the Company and Participants or to be a consideration or inducement for the employment of any Participant or Employee. Nothing contained in the Plan shall be deemed to give any Participant or Employee the right to be retained in the service of the Company, nor to interfere with the right of the Company to discharge any Participant or Employee at any time, regardless of the effect which such discharge may have upon the Employee as a Participant in the Plan.

ARTICLE 15

TERMINATION OF PLAN

15.1 Events Causing Termination of Plan. Upon the occurrence of any one or more of the following events, the Plan, subject to the procedures contained in Section 15.2, shall be terminated:

(a) Dissolution. The dissolution of the Company.

(b) Discontinuance of Contributions. The complete discontinuance of Contributions by the Company to the Plan.

          (c)      Board of Directors' Action. The adoption of an appropriate resolution by the Board of Directors of the Sponsoring Company authorizing the termination of the Plan. Upon the adoption of such a resolution, a copy thereof shall be delivered to the Trustee and notice thereof shall be given to Participants. A termination of the Plan as to a Company shall be effected by the adoption of an appropriate resolution by the Board of Directors of the Company authorizing its termination of participation in the Plan, the delivery of a copy thereof to the Sponsoring Company and Trustee and the giving of written notice of such termination to all Participants.

(d) Other Termination. Any other termination or partial termination of the Plan pursuant to section 411(d) of the Code.

     15.2     Procedure Upon Termination. Should any of the events listed in Section 15.1 occur, the Company Accounts and Matching Accounts of each Participant (or, in the case of a partial termination, the Company Accounts and Matching Accounts of the Participants affected) at that time, shall become nonforfeitable, but the Plan and the Trust Fund shall be continued until such time as all Accounts have been fully distributed, at which time the Plan and the Trust Fund shall terminate. Until such time as the Company determines that the Trust Fund shall be terminated, the Trustee shall distribute the Accounts as the Retirement Committee directs. Upon determination by the Company that the Trust Fund shall terminate, the Trustee shall forthwith proceed to liquidate the assets of the Trust Fund, using the proceeds thereof as follows:

          (a)      Payment of Expenses. First, to pay any due and accrued expenses and liabilities of the Trust Fund and any expenses involved in the termination of the Plan and the Trust Fund, to the extent not paid by the Company.

          (b)      Distributions to Participants. Second, to distribute to the Participants as soon as administratively feasible the amount of their Benefits in the Trust Fund. Provided, no distributions of Salary Deferral Accounts shall be made at a time not otherwise permitted under the Plan.

ARTICLE 16

ADDITION AND WITHDRAWAL OF A COMPANY

     16.1     Adoption of Plan by Related Company. The Board of Directors may designate any Related Company to become a Company. Any Related Company so designated may adopt the Plan, and become a Company hereunder, by executing a Joinder Agreement which is approved by the Retirement Committee. Such Related Company shall become a Company hereunder as of an Effective Date provided in the Joinder Agreement, and shall be subject to the terms and provisions of the Plan, with such variations as shall be set forth in the Joinder Agreement and approved by the Retirement Committee. A Related Company may limit its adoption of the Plan to one or more of its groups of employees, divisions, locations or operations.

16.2 Withdrawal From Plan by Company.

          (a)      Procedures for Withdrawal. A Company which wishes to withdraw from the Plan shall deliver to the Retirement Committee a resolution of its Board of Directors which authorizes its withdrawal as a Company and which indicates the reason or reasons for such withdrawal. The Board of Directors may at any time, in its discretion, determine that a Company (other than the Sponsoring Company) shall no longer participate in the Plan and may direct that the Company withdraw from the Plan. Withdrawal may take place only on a Valuation Date and notice thereof to the Retirement Committee, or by the Retirement Committee to a Company in the event withdrawal is directed by the Board of Directors, must be submitted or received at least six months prior to the date the withdrawal is to be effective, unless such time requirement is waived in writing by the Retirement Committee or the Company.

          (b)      Withdrawal Treated as Termination. If the withdrawal of a Company is a part of the complete dissolution of the Company's business or the discontinuance of participation in the Plan without termination of its business and without the immediate establishment of a new, comparable plan, the provisions of Article 15 shall apply to such Company's withdrawal as if the withdrawal were a part of the complete termination of the Plan, but the participation of other Companies hereunder shall not be affected by such withdrawal of a Company.

          (c)      Transfer to New Plan. If the withdrawal of a Company is the result of the establishment of a new, comparable plan for its employees which will immediately upon withdrawal of the Company cover employees of the Company who are covered by the Plan, the Retirement Committee, upon being furnished evidence of the terms of such new plan and that such new plan has been approved by the Internal Revenue Service as being qualified under the provisions of section 401 of the Code, shall determine the Account Balances of the Accounts of the Participants employed by that Company. The value of such Account Balances, after reduction for charges and other expenses incurred to process the withdrawal which are not paid by the Company, shall be transferred to the trustee of the new plan or to the insurance company which is to hold the funds of the new plan, whichever is applicable, in such manner as the Retirement Committee shall direct, but the transfer must be over a period not to exceed one year following the effective date of the Company's withdrawal. Notwithstanding the foregoing, the Retirement Committee in its discretion, solely for the benefit and protection of the Participants employed by the Company, may retain the Account Balances of the Accounts of such Participants in the Plan. Upon completion of the transfer provided for herein, the remaining Companies, the Retirement Committee and the Trustee shall be completely discharged of all responsibility without any obligation on their part collectively or individually to see the application thereof.

ARTICLE 17

CHANGE IN EMPLOYMENT

     17.1     Participant Transfer From Company to Company. A Participant who transfers employment from one Company to another Company shall not be considered as terminating employment with a Company and shall continue to be a Participant in this Plan without interruption. A Participant who transfers employment to another Company shall only share in the Company Contributions of the Participant's previous Company to the extent of the Participant's Compensation while an Employee of that Company.

     17.2     Participant Transfer From Company to Related Company. A Participant who transfers employment to a Related Company shall not be considered as terminating participation in the Plan. No further Contributions shall be made by or on behalf of such a Participant and investment earnings (or losses) of the Trust Fund shall be allocated to the Participant's Accounts in the manner provided for in Section 6.2. When such a Participant's employment is terminated with the Related Company on or after attaining Normal Retirement Age, death, Disability or Termination of Employment, the Participant's Benefit shall be determined as though such event occurred while the Participant was employed by the Company.

     17.3     Employee Credit for Services With Related Company. An Employee who transfers employment from a Related Company to a Company shall receive credit for the Employee's Hours of Service with such Related Company for the purpose of being eligible to become a Participant, and for the purpose of vesting in the Participant's Benefit under the Plan. A Participant who retransfers employment to a Company after transferring from a Company to a Related Company shall again become an active Participant upon the Participant's reemployment by a Company.

ARTICLE 18

LIMITATIONS ON VESTING AND ALIENABILITY OF BENEFITS

     18.1     Participant Interests Limited to Benefits Actually Accrued. No Participant shall have any legal right, title or interest in the Trust Fund, or any of its assets, except in the event and to the extent that a Benefit may actually accrue to such Participant hereunder, and the same limitations shall be applicable with respect to Benefits upon the death of a Participant which may be distributable to a Beneficiary.

     18.2     Spendthrift Clause. Except as provided in Sections 18.2(a) and 18.2(b), no Participant or Beneficiary shall have any right or power to anticipate, pledge, assign, sell, transfer, alienate (by operation of law, legal process or otherwise) or encumber the interest of such Participant or Beneficiary in the Trust Fund in any manner whatsoever, nor shall such interest in any manner whatsoever be liable for or subject to the debts, liabilities or obligations of such Participant or Beneficiary, or for claims against such Participant or Beneficiary.

(a) Qualified Domestic Relations Order. A Participant's Benefit may be assigned to an alternate payee pursuant to a Qualified Domestic Relations Order, subject to the provisions of Section .

          (b)      Offset of Benefits. Effective for judgments, orders, and decrees issued, and settlement agreements entered into, on or after August 5, 1997, a Participant's Benefits may be offset against an amount that the Participant is ordered or required to pay to the Plan if such offset meets the requirements provided under section 401(a)(13) of the Code.

ARTICLE 19

BENEFITS CLAIMS PROCEDURE

     19.1     Claims for Benefits. Any claim for Benefits shall be made in writing to the Retirement Committee. In the event such a claim to all or any part of any Benefit under this Plan shall be denied, the Retirement Committee shall provide to the claimant, within 90 days (or such additional period required by special circumstances, but not to exceed an additional 90 days, provided written notice of the extension shall be furnished to the claimant prior to the commencement of the extension) after receipt of such claim, a written notice setting forth, in a manner calculated to be understood by the claimant:

(a) The specific reason or reasons for the denial.

(b) Specific references to the pertinent Plan provisions on which the denial is based.

(c) A description of any additional material or information necessary for the claimant to perfect the claim and an explanation as to why such material or information is necessary.

(d) An explanation of the Plan's procedure for review of the denial of a claim.

     19.2     Review of Denial of Claims. Within 60 days after receipt of the above material, the claimant may appeal the claim denial to the Retirement Committee for a full and fair review. Within such 60 days, the claimant or the claimant's duly authorized representative:

(a) May request a review upon written notice to the Retirement Committee.

(b) May review pertinent documents.

(c) May submit issues and comments in writing.

     19.3     Decision on Review of Denial. A decision by the Retirement Committee will be made not later than 60 days (or such additional period required by special circumstances, but not to exceed an additional 60 days, provided, written notice of the extension shall be furnished to the claimant prior to the commencement of the extension) after receipt of a request for review. The Retirement Committee's decision on review shall be written and shall include specific reasons for the decision, written in a manner calculated to be understood by the claimant, with specific references to the pertinent Plan provisions on which the decision is based.

ARTICLE 20

FIDUCIARY RESPONSIBILITIES

     20.1     Duties and Obligations of Fiduciaries. All actions by "fiduciaries" (as that term is defined in section 3(21)(A) of ERISA) shall be in accordance with the terms of this Plan insofar as such documents are consistent with the provisions of Title I of ERISA. Each fiduciary shall act solely in the interest of Participants and Beneficiaries and for the exclusive purpose of providing benefits and defraying reasonable administrative expenses. Each fiduciary shall discharge the fiduciary's duties hereunder with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims.

20.2 Allocation of Fiduciary Responsibilities.

(a) Sponsoring Company. The Sponsoring Company shall be the "named fiduciary" (as defined in section 402(a) of ERISA) for the following purposes:

          (1)      For the control and management of the operation and administration of the Plan, except for those duties herein specifically allocated to the Retirement Committee, each Company, the Board of Directors or the Trustee.

(2) For the furnishing to the other fiduciaries hereunder such information related to the administration of the Plan as they may require.

(b) Board of Directors. The Board of Directors shall be the named fiduciary for the following purposes:

(1) For the appointment and removal of the Retirement Committee, as provided in Section 11.1.

(2) For the removal of the Trustee and the appointment of a successor Trustee, as provided in Section 12.19.

(3) For the appointment and removal of an Investment Manager, as provided in Section 12.12.

(4) For the designation of a Related Company to become a Company as provided in Section 16.1.

(c) Board of Directors of Each Company. Each Board of Directors shall be the named fiduciary for the purposes of terminating the participation of its Company in the Plan as provided in Article 15.

          (d)      Trustee. The Trustee shall be the named fiduciary for the purpose of the management and control of the Trust Fund, and as such shall have exclusive authority and discretion in the management and control of the Trust Fund, unless (1) an Investment Manager has been appointed and accepted appointment as provided in Section 12.12, in which case the Investment Manager shall be the named fiduciary for the purpose of the investment of the Trust Fund and the Trustee's responsibilities and authority shall be as provided in Section 12.12, or (2) to the extent Participants direct that their Accounts be invested in a Directed Account, in which case the Trustee's responsibilities and authority shall be as provided in Section 12.8.

          (e)      Retirement Committee. The Retirement Committee shall be the named fiduciary for the purposes of performing the duties set forth in Section 11.3 and such other specific duties provided for in the Plan.

          (f)      Separation of Fiduciary Duties. Each fiduciary shall be responsible only for the specific duties assigned herein and shall not be directly or indirectly responsible for the duties assigned to another fiduciary.

ARTICLE 21

INDEMNIFICATION OF CERTAIN FIDUCIARIES

     21.1     Rights to Indemnification. The Company shall indemnify each director, officer or employee of the Company who is, or is threatened to be made, a party to any threatened or pending action or proceeding, whether civil, criminal, administrative or investigative, including actions by or in the right of the Company, by reason of the fact that such director, officer or employee is or was serving at the request of the Company as a "fiduciary" (as defined by section 3(21)(A) of ERISA) with regard to the Plan, against expenses (including attorneys' fees), claims, fines, judgments, taxes, causes of action or liability and amounts paid in settlement, actually and reasonably incurred by such person in connection with such action or proceeding, unless such expense, claim, fine, judgment, taxes, cause of action, liability or amount arose from the person's gross negligence, fraud or willful breach of the person's fiduciary responsibilities under ERISA, except, that with respect to an action by or in the right of the Company, indemnification shall be made only against expenses (including attorneys' fees).

     21.2     Advancement of Expenses. The Company shall advance all expenses (including attorneys' fees) incurred by any director, officer or employee described in Section 21.1 in defending a civil, criminal, administrative or investigative action, suit or proceeding pending the final disposition of such action, suit or proceeding unless (a) the Board of Directors, by a majority vote of a quorum consisting of directors who were not or are not parties to the action, suit or proceeding concerned or (b) the stockholders determine that, under the circumstances of the individual case, the person by such person's conduct is not entitled to indemnification under Section 21.1 because of the person's gross negligence, fraud or willful breach of such person's fiduciary responsibilities, upon receipt of an undertaking, with such security as the Board of Directors or stockholders may reasonably require, by or on behalf of the director, officer or employee to repay such amounts unless it shall ultimately be determined that the person is entitled to be indemnified by the Company as authorized by this Article 21.

     21.3     Determination of Right to Indemnity. To the extent that any director, officer or employee has been successful on the merits or otherwise in the defense of the action, suit or proceeding, or in defense of any claim, issue or matter therein, referred to in Section 21.1 such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith and if such person was advanced expenses as provided in Section 21.2, the undertaking of such person shall be canceled by the Company. If any action, suit or proceeding shall terminate by judgment or order adverse to the director, officer or employee, or settlement, conviction or upon a plea of nolo contendere or its equivalent, the Board of Directors, or the shareholders, in the same manner provided in Section 21.2 with reference to advancement of expenses, shall (unless ordered by a court to make indemnification) make a determination whether indemnification of the director, officer or employee is not proper in the circumstances because such person has been guilty of gross negligence, fraud or willful breach of such person's fiduciary responsibilities and, if it is determined that the person is so entitled to indemnification, then such person shall be indemnified against expenses (including attorneys' fees) claims, fines, judgments, taxes, causes of action or liability and amounts paid in settlement, actually and reasonably incurred by such person in connection with such action or proceeding and, if such person was advanced expenses as provided in Section 21.2, the undertaking of such person shall be canceled. The termination of any action or proceeding by adverse judgment or order, conviction, settlement or plea of nolo contendere or the equivalent, shall not, of itself, create a presumption that the director, officer or employee was guilty of gross negligence, fraud or willful breach of the fiduciary responsibilities of the director, officer or employee.

     21.4     Other Rights. The indemnification provided by this Article 21 shall not be deemed exclusive of any other rights to which any director, officer or employee may be entitled, and shall continue as to a person who has ceased to be a director, officer or employee and shall inure to the benefit of the personal representative, heirs and legatees of such a person.

     21.5     Indemnification By More Than One Company. If a director, officer or employee of the Company is entitled to indemnification by more than one Company with respect to any one action, suit or proceeding, such person shall be indemnified only once and the Companies shall, in their sole discretion, decide how to allocate such indemnification among them.

ARTICLE 22

MISCELLANEOUS

     22.1     Merger or Consolidation of Plan. In the case of any merger or consolidation of the Plan with, or transfer of Plan assets or liabilities to, any other "plan" (as defined in section 3(3) of ERISA), provision shall be made so that each Participant in the Plan on the date of such merger, consolidation or transfer will receive a benefit immediately after the merger, consolidation or transfer from the other plan if such other plan would then be terminated which is equal to or greater than the Benefit the Participant would have been entitled to receive immediately prior to the merger, consolidation or transfer under the Plan if the Plan had then been terminated.

     22.2     Unclaimed Benefits. Any Benefit payable to or on behalf of a Participant or Beneficiary which is not claimed shall be maintained in an uninvested separate account. If the Participant or Beneficiary with respect to which such separate account has been established cannot be located after reasonable efforts at the time that the Benefit becomes payable, such Benefit shall be forfeited and applied to the restoration of Forfeitures and, then, shall be applied in the same manner as Forfeitures for such Plan Year as of the Accounting Date of the Plan Year in which the Participant incurs the Participant's fifth consecutive Break in Service, or such later date as the Retirement Committee may decide. If the Participant or the Participant's Beneficiary subsequently presents a valid claim for the Benefit to the Retirement Committee, the Company shall cause the Benefit, equal to the amount which was forfeited under this Section 22.2, to be restored by causing an additional Company Contribution to be made to the Plan in the necessary amount.

     22.3     No Diversion of Trust Fund. In no event shall the Trust Fund be used for, or diverted to, purposes other than the exclusive benefit of the Participants and Beneficiaries, or in the payment of the expenses of the Trust Fund as set forth herein, except as provided in Section 4.6.

     22.4     Construction. This Plan shall be construed and enforced according to the laws of the Commonwealth of Kentucky, and all provisions hereunder shall be administered according to the laws thereof, except to the extent preempted by ERISA. It is intended that the Plan meet the requirements of ERISA and the Code and the Plan shall be interpreted and construed, wherever possible, to comply with the terms of ERISA, the Code, and regulations and rulings issued thereunder.

     22.5     Gender and Number. Any words herein used in the masculine or neuter shall read and be construed in the feminine, masculine or neuter where they would so apply. Words in the singular shall be read and construed as though used in the plural in all cases where they would so apply.

     22.6     Discretionary Acts to be Non-Discriminatory. Any discretionary acts taken under the Plan by the Retirement Committee, the Sponsoring Company, the Company or the Trustee shall be uniform in their nature, and shall be applicable to all Participants and Employees similarly situated, and no discretionary act shall be taken which is discriminatory under the Code.

     22.7     Titles and Headings. Titles of Articles and headings to Sections are inserted for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles and headings, shall control.

     22.8     Distributions to Incompetents or Minors. In making any distribution to or for the benefit of any minor or incompetent Beneficiary, or incompetent Participant, the Retirement Committee may, but need not, direct the Trustee to make such distribution to a legal or natural guardian or other relative of such minor or court appointed committee of any incompetent, or to any adult with whom such person temporarily or permanently resides; and any such guardian, committee, relative or other person shall have full authority and discretion to expend such distribution for the use and benefit of such person; and the receipt of such guardian, committee, relative or other person shall be a complete discharge to the Trustee, without any responsibility on its part or on the part of the Retirement Committee to see to the application thereof.

22.9 Qualified Domestic Relations Order. The Retirement Committee shall have sole discretion in determining whether a judgment, decree or order constitutes a Qualified Domestic Relations Order.

     22.10     Compliance with the Uniformed Services Employment and Reemployment Rights Act of 1994. Notwithstanding any provision of this Plan to the contrary, effective as of December 12, 1994, Contributions, Benefits, and service credit with respect to qualified military service will be provided in accordance with section 414(u) of the Code.

22.11 Appointment of Administrator. The Sponsoring Company shall be the "administrator" for the purposes of ERISA.

IN WITNESS WHEREOF, the Sponsoring Company, by its duly authorized officer, has caused the Plan to be executed as of this January 1, 1997.

Kentucky Investors, Inc.

By: /s/Harry Lee Waterfield II

Title: President

The undersigned does hereby accept the Trust Fund as set forth in Section and acknowledges receipt of a copy of the Plan, all as of the date set forth above.

Farmers Bank and Capital Trust Company

By: /s/Rickey D. Harp

Title: Sr. V-P & Sr. Trust Officer

FIRST AMENDMENT
TO THE
KENTUCKY INVESTORS, INC.
AND
AFFILIATED COMPANIES
RETIREMENT SAVINGS PLAN AND TRUST

     THIS FIRST AMENDMENT to the Kentucky Investors, Inc. and Affiliated Companies Amended and Restated Savings Plan ("Plan"), which Plan was most recently amended and restated in its entirety by Kentucky Investors, Inc., effective January 1, 1997, amends and modifies the Plan, as follows:

A.

Effective January 1, 1997, Section 2.38 of the Plan is hereby amended by inserting the following flush language to the end thereof:

Effective for calendar years beginning on and after January 1, 1999, an Eligible Rollover Distribution shall exclude hardship withdrawals as defined in Code section 401(k)(2)(B)(i)(IV) which are attributable to the Participant's elective contributions, if any, under Treasury Reg. Section 1.401(k)(1)(d)(2)(ii).

B.

Effective January 1, 1997, Section 2.25 of the Plan is hereby deleted in its entirety and the following inserted in lieu thereof:

2.25 DIVERSIFICATION ELECTION PERIOD. The six-Plan Year period beginning with the first Plan Year in which the Participant becomes a Qualified Participant.

C.

Effective January 1, 1997, Section 8.5(d) of the Plan is hereby amended by inserting the following flush language to the end thereof:

For Plan limitation years beginning on or after January 1, 2000, all provisions relating to Code section 416(h) are eliminated.

D.

     Effective January 1, 1997, for Plan Years beginning on or after January 1, 2001, the definition of compensation for purposes of Plan Sections 2.42 (Highly Compensated Employee), 2.47 (Leased Employee), 8.2 (Key Employee) and 7.3(a) (Minimum Contribution for top Heavy Plan) shall include any elective amounts that are not includible in the gross income of the employee by reason of Code section 132(f)(4).

E.

Except as specifically amended above, the Plan shall remain unchanged and, as amended herein, shall continue in full force and effect.

IN WITNESS WHEREOF, the Sponsoring Company, by its duly undersigned authorized officer, has caused the First Amendment to the Plan to be executed this 12th day of December, 2002.

KENTUCKY INVESTORS, INC.

By: /s/ Harry Lee Waterfield II

Title: President

The undersigned does hereby acknowledge receipt
of a copy of the First Amendment to the Kentucky
Investors, Inc. and Affiliated Companies Amended
and Restated Savings Plan, as of the date set forth
above.

FARMERS BANK AND CAPITAL TRUST
COMPANY

By: /s/ Jack M. Diamond

Title: Sr. Vice President & Sr. Trust Officer

SECOND AMENDMENT TO THE KENTUCKY INVESTORS, INC. AND AFFILIATED COMPANIES RETIREMENT SAVINGS PLAN AND TRUST

IN COMPLIANCE WITH THE ECONOMIC GROWTH AND TAX RELIEF RECONCILIATION ACT OF 2001

THIS SECOND AMENDMENT to the KENTUCKY INVESTORS, INC. AND AFFILIATED COMPANIES RETIREMENT SAVINGS PLAN AND TRUST ("Plan"), which Plan was amended and restated in its entirety effective January 1, 1997 by KENTUCKY INVESTORS, INC. ("Sponsoring Company"), and amended thereafter, amends and modifies the Plan, pursuant to the right to amend reserved in Article 13 of the Plan. This Second Amendment is intended to constitute good faith compliance with the requirements of the ECONOMIC GROWTH AND TAX RELIEF RECONCILIATION ACT OF 2001, Pub. 1. 107-16, and the guidance issued thereunder, and so should be construed. Except as otherwise provided herein, this Second Amendment shall be effective January 1, 2003. The Plan hereby is amended as follows:

A. LIMITATIONS ON CONTRIBUTIONS.

1. Effective January I, 2002, Section 6.5(a) of the Plan hereby is deleted in its entirety and the following inserted in lieu thereof:

          (a) Definition of Annual Additions. Any provisions in the Plan to the contrary notwithstanding, the "annual addition" to any Participant's Company Account, Matching Account, and Salary Deferral Account shall not exceed the lesser of (1) $40,000 (or such larger amount as may be determined by the Secretary of Treasury pursuant to section 415(d) of the Code) or (2) 100% of the Participant's Compensation. The term "annual addition" shall mean the sum of:

(1) the Participant's share of Company Contributions, Matching Contributions, Supplemental Contributions, and Salary Deferral Contributions for the Plan Year,

(2) all Forfeitures allocated to a Participant's Account,

                (3)     any amounts allocated after March 31, J 984 on behalf of the Participant to an "individual medical account" (as defined in section 415(1)(2) of the Code) which is part of a pension or annuity plan maintained by the Company, and treated as annual additions to a defined contribution plan, and amounts derived from contributions paid or accrued after December 31, 1985, in taxable years ending after such date, attributable to post-retirement medical benefits allocated to the separate account of the Participant if the Participant is a "key employee" (as defined in section 419A(d)(3) of the Code), under a "welfare benefit fund" (as defined in section 419(e) of the Code) maintained by the Company, and

(4) allocations to a simplified employee pension.

2. Effective January 1, 2002, Section 6.5(f) of the Plan hereby is amended by adding the following sentence at the end thereof:

Compensation shall not include any contribution for medical benefits after separation from service (within the meaning of sections 401 (h) or 419A(f)(2) of the Code) which otherwise is treated as an annual addition.

B. INCREASE IN COMPENSATION LIMIT.

1. Effective January 1, 2004, Section 2.19(b) of the Plan hereby is deleted in its entirety and the following inserted in lieu thereof:

          (b)     Limitation on Compensation. Compensation shall not include amounts in excess of $200,000, or such larger amount as the Secretary of Treasury may determine pursuant to section 401(a)(17)(B) of the Code.

C. MODIFICATION OF TOP-HEAVY RULES.

1. Effective January 1, 2002, Article IT of the Plan is amended by adding the following at the end thereof:

     2.75     1 % Owner. Any person who owns (or is considered as owning within the meaning of section 318 of the Code) more than 1% of the outstanding stock of the Company or stock possessing more than 1 % of the total combined voting power of all stock of the Company. If the Company is not a corporation, any person who owns (or is considered as owning within the meaning of section 318 of the Code, except that capital or profit interests are substituted for stock) more than 1 % of the capital or profits interest in the Company.

2. Effective January 1, 2002, Section 8.2 of the Plan hereby is deleted in its entirety and the following inserted in lieu thereof:

     8.2     Key Employee. The term "key employee" shall mean any Employee or former Employee (including any deceased Employee) who at any time during the Plan Year that includes the determination date was an officer of the Company having Compensation greater than $130,000 (as adjusted under section 416(i)(1) of the Code for Plan Years beginning after December 31, 2002), a 5% Owner, or a 1% Owner having Compensation of more than $150,000. For this purpose, Compensation means compensation within the meaning of section 415(c)(3) of the Code. The determination of who is a key employee will be made in accordance with section 416(i)(1) of the Code and the applicable regulations and other guidance of general applicability issued thereunder.

3. Effective January 1, 2002, Section 8.4(a)(1) of the Plan hereby is deleted in its entirety and the following inserted in lieu thereof:

          (1)     For each Plan Year, the Retirement Committee shall determine if the Plan is top-heavy. The Plan shall be considered top-heavy only if as of the determination date, (A) in the event that the aggregation of other plans of the Company is either permitted or required, the aggregate of the account balances and accrued benefits of key employees under all plans exceed 60% of the aggregate account balances and accrued benefits of all Participants in such plans, or (B) in the event aggregation of other plans of the Company is neither permitted nor required, the aggregate account balances of Participants in the Plan who are key employees exceed 60% 0 f the aggregate account balances of all Participants in the Plan. For the purposes of the determination of top-heavy status, the account balances and accrued benefits of former key employees and the account balances and accrued benefits of a Participant who has not performed services for the Company during the one-year period ending On the determination date shall be disregarded. The accrued benefit of a Participant who is not a key employee shall be determined under the method, if any, that uniformly applies for accrual purposes under all defined benefit plans maintained by the Company, or if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional rule of section 411(b)(1)(C) of the Code. The calculation of the account balances and accrued benefits for purposes of the determination of top-heavy status shall be made in compliance with section 416 of the Code.

4. Effective January 1, 2002, Section 8.4(a)(2) of the Plan hereby is deleted in its entirety and the following inserted in lieu thereof:

          (2)     If the Company maintains one or more defined contribution plans (including any simplified employee pension plan) and the Company maintains or has maintained one or more defined benefit plans which during the five-year period ending on the determination date has or has had any accrued benefits, the top-heavy ratio is a fraction, the numerator of which is the sum of account balances under the defined contribution plans for all key employees, determined in accordance with Section 8.4(a)(1), and the present value of accrued benefits under the defined benefit plans for all key employees, and the denominator of which is the sum of the account balances under the defined contribution plans for all Participants as of the determination date and the present value of accrued benefits under the defined benefit plans for all Participants, all determined in accordance with section 416 of the Code and regulations thereunder. Both the numerator and denominator of the top-heavy ratio are increased for any distribution of an Account Balance or an accrued benefit made in the one-year period as of the determination date. In the case of a distribution other than for separation of service, death or Disability, however, the numerator and denominator of the top-heavy ratio are increased for any distribution of an Account Balance or accrued benefit made in the five-year period as of the determination date.

5. Effective January 1, 2002, Section 8.5(a) of the Plan hereby is deleted in its entirety and the following inserted in lieu thereof;

          (a)     Limitation On Compensation. For purposes of this Section 8.5, the term "Compensation" shall have the meaning set forth in Section 6.5(f). The annual Compensation of each Employee taken into account under the Plan shall not exceed $200,000, or such larger amount as may be determined under section 401(a)(17)(B) of the Code.

6. Effective January 1, 2002, Section 8.5(b) of the Plan is hereby amended by adding the following at the end thereof:

          (4)     Matching Contributions Count Toward Minimum Contribution. Notwithstanding anything herein to the contrary, Matching Contributions shall be taken into account for purposes of satisfying the minimum contribution requirements of section 416(c)(2) of the Code, for which this Section 8.5(b) provides. The preceding sentence shall apply with respect to Matching Contributions under the Plan or, if the Plan provides that the minimum contribution requirement shall be met in another plan, such other plan. Matching contributions used to satisfy the minimum contribution requirements shall be treated as "matching contributions" for purposes of the Average Contribution Percentage test and any other requirements of section 401(m) of the Code.

D. DIRECT ROLLOVERS OF PLAN DISTRIBUTIONS.

1. Effective January 1, 2002, Section 2.29 of the Plan hereby is deleted in its entirety and the following is inserted in lieu thereof;

     2.29     Eligible Retirement Plan. Any of the following that accepts the Distributee's Eligible Rollover Distribution; (a) an individual retirement account described in section 408(a) of the Code, (b) an individual retirement annuity described in section 408(h) of the Code, (c) an annuity plan described in section 403(a) of the Code, (d) a qualified trust described in section 401(a) of the Code, (c) an annuity contract described in section 403(b) of the Code, and (f) an eligible plan under section 457(b) of the Code which a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state maintains and which agrees separately to account for amounts transferred into such plan from this Plan. The full definition of Eligible Retirement Plan shall apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a Qualified Domestic Relation Order.

2. Effective January 1, 2002, Section 2.30 of the Plan is hereby amended by adding the following at the end thereof;

However, for distributions made after December 31, 2001, a portion of a distribution shall not fail to be an Eligible Rollover Distribution merely because the portion consists of Participant after-tax contributions that are not includable in gross income. However, such portion may be transferred only to an individual retirement account or annuity described in section 408(a) or (h) of the Code, or to a qualified defined contribution plan described in section 401(a) Or 403(a) of the Code that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includable in gross income and the portion of such distribution which is not so includable.

E. NEW DEFINITION OF DISABILITY.

1. Effective January 1, 2004, Section 2.23 of the Plan shall be deleted in its entirety and the following inserted in lieu thereof;

     2.23     Disability or Disabled. A Participant is Disabled if the Participant has been determined by the Social Security Administration to be under a disability and entitled to disability insurance benefits under the Social Security Act.

F. CATCH-UP DEFERRAL CONTRIBUTIONS

1. Effective January 1, 2003, Section 2.20 of the Plan is hereby deleted in its entirety and the following inserted in lieu thereof:

     2.20     CONTRIBUTIONS. Company Contributions, Matching Contributions, Rollover Contributions, Salary Deferral Contributions, Catch-Up Deferral Contributions and Supplemental Contributions are sometimes referred to herein collectively as Contributions.

2. Effective January 1,2003, Section 2.50 of the Plan is hereby deleted in its entirety and the following inserted in lieu thereof:

     2.50     NET PROFITS. The current Or accumulated earnings and profits of the Company, computed in accordance with generally accepted accounting principles, but adjusted to exclude from current earnings Company Contributions, Matching Contributions, Salary Deferral Contributions, Catch-Up Deferral Contributions and Supplemental Contributions for the current Plan Year and taxes for the current Plan Year based on income, and any other definition of Net Profits adopted by the Board of Directors.

3. Effective January 1, 2003, Section 2.65 of the Plan is hereby deleted in its entirety and the following inserted in lieu thereof:

     2.65     SALARY DEFERRAL ACCOUNT. The separate account established and maintained on behalf of a Participant to reflect the Participant's interest in the Trust Fund attributable to Salary Deferral Contributions and Catch-Up Deferral Contributions made on the Participant's behalf.

4. Effective January 1, 2003, Article 2 of the Plan is hereby amended by adding the following at the end thereof:

2.76 CATCH-UP DEFERRAL. The amount of a Participant's Compensation for a Plan Year which is deferred pursuant to an election under Section 3.4(c).

2.77 CATCH-UP DEFERRAL CONTRIBUTIONS. Contributions of the Company to the Trust Fund pursuant to Section 6.1(f).

5. Effective January 1, 2003, Section 4.1 is hereby amended by adding the following at the end thereof:

          (e)     Catch-Up Deferral Contributions. Each Company shall make a Catch-Up Deferral Contribution for each Plan Year for each Participant in the amount of such Participant's Catch-Up Deferral for such Plan Year.

6. Effective January I, 2003, Section 6.1 of the Plan is hereby amended by renumbering Section 6.l(f) as 6.l(g) and adding a new Section 6.l(f) as follows:

          (f)     Catch-Up Deferral Contributions. Catch-Up Deferral Contributions on behalf of a Participant shall be credited to the Salary Deferral Contribution Account as soon as practicable following the date such Catch-Up Deferral Contributions are made.

H.

1. Effective January 1,2003, the title to Article 4 is hereby deleted in its entirety and the following inserted in lieu thereof:

SALARY DEFERRAL, CATCH-UP DEFERRAL, SUPPLEMENTAL, MATCHING AND COMPANY CONTRIBUTIONS

I.

1. Effective January I, 2003, Section 4.4 of the Plan is hereby deleted in its entirety and the following inserted in lieu thereof:

     4.4     PAYMENT OF CONTRIBUTIONS TO TRUSTEE. Company Contributions, Matching Contributions, and Supplemental Contributions shall be paid to the Trustee not later than the time prescribed by law for filing the Company's federal income tax return (including extensions thereof) for the Plan Year for which the Contribution is being made. Salary Deferral Contributions and Catch-Up Deferral Contributions shall be paid to the Trustee on the date such Salary Deferral Contributions and Catch-Up Deferral Contributions may first reasonably be segregated from the assets of the Company, but in no case shall such Salary Deferral Contributions and Catch-Up Deferral Contributions be paid to the Trustee later than the 15th business day of the month following the month in which such Salary Deferral Contributions and Catch-Up Deferral Contributions are received by the Company or in which such Salary Deferral Contribution or Catch-Up Deferral Contributions would otherwise have been payable to the Participant in cash.

J.

1. Effective January 1, 2003, Section 3.3 of the Plan is hereby deleted in its entirety and the following inserted in lieu thereof:

     3.3     NOTICE OF PARTICIPATION. Each Employee shall be notified when such Employee becomes eligible to be a Participant and at such time shall be furnished with (a) a summary of the Plan, (b) a form on which to elect Salary Deferrals and Catch-Up Deferral Contributions, if applicable (c) a form for designating a Beneficiary and (d) a form on which to select the investment of Accounts under Section 12.8.

K.

1. Effective January 1,2003, Section 3.4 of the Plan is hereby deleted in its entirety and the following inserted in lieu thereof:

3.4 DEFERRAL ELECTIONS.

          (a)     Amount of Salary Deferral Election. Each Participant shall be entitled to elect, in a whole percentage of not less than 1 % and in increments of .25%, that a portion of the Participant's Compensation earned after such election be deferred and contributed by the Company to the Plan as a Salary Deferral Contribution, as set forth in Section 4.1(a). A Participant's Salary Deferral Contribution for a Plan Year shall not exceed the lesser of (i) 10% of the Participant's Compensation for the Plan Year, or (ii) the dollar amount set forth below:

Plan Year	Maximum Dollar Amount
2003	$12,000
2004	$13,000
2005	$14,000
2006	$15,000

For Plan Years beginning after December 31, 2006, the $15,000 limit shall be adjusted for increases in the cost-of-living under section 402(g)(4) of the Code. The deferral of a Participant's Compensation shall be made in each of the payroll periods following the election.

          (b)     Excess Salary Deferral Contributions. Anything in (a), above, to the contrary notwithstanding, Salary Deferral Contributions which would require the Company to defer more than the amounts shown in (a) above (or such larger amount as may be determined by the Secretary of Treasury pursuant to section 402(g)(4) of the Code) on behalf of a Participant in the taxable year of the Participant, such limit as in effect on the first day of the Participant's taxable year, taking into account elective deferrals made by a Participant under any other qualified cash or deferred arrangement (as defined in section 401(k) of the Code), any employer contribution to a simplified employee pension (as defined in section 408(k) of the Code), any SIMPLE Plan described in section 408(p) of the Code and any employer contribution to an annuity contract described in section 403(b) of the Code under a salary reduction agreement, shall not be honored and shall be returned to the Participant.

The Allocable Income attributable to excess Salary Deferral Contributions for the taxable year of the Participant shall also be returned to the Participant. Such excess deferrals shall be returned to the Participant if the Participant notifies the Administrative Committee in writing no later than the March 1 immediately following the close of the Participant's taxable year for which the excess Salary Deferral Contribution was received by the Plan.

          (c)     Catch-Up Deferral Election. Effective January 1, 2003, each Participant who has attained age 50 before the close of the Plan Year shall be entitled to eject, in a whole percentage of not less than I % and in increments of .25%, that a portion of the Participant's Compensation earned after such election be deferred and contributed by the Company to the Plan as a Catch-Up Deferral Contribution, as set forth in Section 4.1(e), in accordance with and subject to the limitations of section 414(v) of the Code. The dollar amount of Catch-Up Deferral Contributions shall not exceed the following:

Plan Year	Maximum Dollar Amount
2003	$2,000
2004	$3,000
2005	$4,000
2006	$5,000

          For Plan Years beginning after December 31, 2006, the $5,000 limit shall be adjusted for increases in the cost-of-living under section 414(v)(2)(C) of the Code. Catch-Up Deferral Contributions shall not be taken into account for purposes of the Plan implementing the required limitations of sections 402(g) and 415 of the Code. The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of sections 40l(k)(3), 401(k)(1l), 401(k)(12), 410(b) or 416 of the Code, as applicable, by reason of the making of such Catch-Up Deferral Contributions.

          (d)     Manner of Making Salary Deferral and Catch-Up Deferral Elections. Elections under this Section 3.4 shall be made at the time and in the manner determined by the Retirement Committee. A Participant who first becomes eligible to participate pursuant to Section 3.1 shall make a Salary Deferral election on or before the date On which the Employee becomes a Participant, as determined by the Retirement Committee. Effective January 1, 2003, a Participant who first becomes eligible to make a Catch-Up Deferral election pursuant to Section 3.4(c) shall make such election as determined by the Retirement Committee. Any such elections shall continue in effect until modified or terminated. A Participant may terminate, modify or initiate a Salary Deferral or Catch-Up Deferral election effective as of the next payroll period upon reasonable prior written notice provided to the Retirement Committee or its representative.

L.

1. Effective January 1, 2003, Section 4.6(b) of the Plan is hereby deleted in its entirety and the following inserted in lieu thereof:

          (b)     Contributions Conditioned Upon Qualification of Plan. All Contributions by the Company shall be deemed made conditioned upon initial qualification of the Plan under section 401 of the Code. If the Commissioner of Internal Revenue determines that the Plan docs not so qualify, the Company shall direct the Trustee to return to the Company any Company Contributions, Matching Contributions, and Supplemental Contributions, and to the Participants any Salary Deferral Contributions, Catch-Up Deferral Contributions, or Rollover Contributions made for such Plan Year, provided, the amount must be returned within one year after the denial of qualification of the Plan, but only if the application for qualification is made by the time prescribed by law for filing the Company's federal income tax return for the taxable year in which the Plan is adopted, or such later date as the Secretary of Treasury may prescribe.

M.

1. Effective January 1, 2002, Section 6.4(c) of the Plan is hereby deleted in its entirety and the following inserted in lieu thereof:

(c) Reserved.

N.

1. Effective January 1, 2002, Section 7.10 is hereby deleted in its entirety and the following inserted in lieu thereof:

7.9 RESERVED.

O.

SUPERSESSION OF INCONSISTENT PROVISIONS.

     This Second Amendment shall supersede the provisions of the Plan to the extent those provisions are inconsistent with the provisions of this Second Amendment. Except as amended herein, the Plan shall remain unchanged, and as amended herein, shall continue in full force and effect.

IN WITNESS WHEREOF., the Sponsoring Company has caused this Second Amendment to the Plan to be executed by its duly authorized officer this 31st day of December, 2003.

KENTUCKY INVESTORS, INC.

By: /s/ Harry Lee Waterfield II
Title: President

The undersigned hereby acknowledges receipt of an executed copy of the Second Amendment to the Kentucky Investors, Inc. and Affiliated Companies Retirement Plan and Trust.

Farmers Bank and Capital Trust Company

By: /s/ Kay Henninger
Title: Trust Officer

THIRD AMENDMENT TO THE KENTUCKY INVESTORS, INC. AND AFFILIATED COMPANIES RETIREMENT PLAN AND TRUST

     THIS THIRD AMENDMENT to the KENTUCKY INVESTORS, INC. AND AFFILIATED COMPANIES RETIREMENT PLAN AND TRUST ("Plan"), which most recently was amended and restated by KENTUCKY INVESTORS, INC. ("Sponsoring Company") effective January 1, 1997, and has been amended thereafter from time to time, amends and modifies tile Plan pursuant to the right reserved in Article 13 of the Plan. This Third Amendment is intended to comply with the requirements of Revenue Procedure 2002-29, 2002-1 C.B. 1176 (May 28, 2002) and should be construed in accordance with the Final and Temporary Treasury Regulations under section 401(a)(9) of the Internal Revenue Code of 1986, as amended, published in the Federal Register on April 17, 2002, and the Internal Revenue Service's subsequent guidance thereon. Except as otherwise provided, this Third Amendment will apply for purposes of determining required minimum distributions for calendar years beginning with the 2003 calendar year.

ARTICLE 1

PREAMBLE

1.1 Precedence. The requirements of this Third Amendment will take precedence over any inconsistent provisions of the Plan.

     1.2 Requirements of Treasury Regulations Incorporated. All distributions required under this Third Amendment will be determined and made in accordance with the Treasury regulations under section 401(a)(9) of the Code.

     1.3 TEFRA Section 242(b)(2) Elections. Notwithstanding the other provisions of this Third Amendment, distributions may be made under a designation made before January 1, 1984, in accordance with section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act (TEFRA) and the provisions of the Plan that relate to section 242(b )(2) of TEFRA.

ARTICLE 2

TIME AND MANNER OF DISTRIBUTION

2.1 Required Beginning Date. The Participant's Benefit will be distributed, or begin to be distributed, to the Participant no later than the Participant's Required Beginning Date.

     2.2 Death of Participant Before Distributions Begin. If the Participant dies before distributions begin, the Participant's Benefit will be distributed, or begin to be distributed, no later than as follows:

          (a) Surviving Spouse as Sole Beneficiary. If the Participant's surviving spouse is the Participant's sole Beneficiary, then distributions to the surviving spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70 1/2, if later.

          (b) Surviving Spouse Not Sole Beneficiary. If the Participant's surviving spouse is not the Participant's sole Beneficiary, then distributions to the Beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.

          (c) No Beneficiary Designated. If there is no Beneficiary as of September 30 of the year following the year of the Participant's death, the Participant's entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant's death.

          (d) Surviving Spouse Dies before Distributions Begin. If the Participant's surviving spouse is the Participant's sole Beneficiary and the surviving spouse dies after the Participant but before distributions to the surviving spouse begin, this Section 2.2, other than Section 2.2(a), will apply as if the surviving spouse were the Participant.

          (e) Distributions Begin On Required Beginning Date. For purposes of this Section 2.2 and Article 4, unless Section 2.2(d) applies, distributions are considered to begin on the Participant's Required Beginning Date. If Section 2.2(d) applies, distributions are considered to begin on the date distributions arc required to begin to the surviving spouse under Section 2.2(a). If distributions under an annuity purchased from an insurance company (if available as a form of distribution under the Plan) irrevocably commence to the Participant before the Participant's Required Beginning Date (or to the Participant's surviving spouse before the date distributions are required to begin to the surviving spouse under Section 2.2(a)), the date distributions arc considered to begin is the date distributions actually commence.

     2.3 Forms of Distribution. Unless the Participant's interest is distributed in the form of an annuity purchased from an insurance company (if available as a form of distribution under the Plan) or in a single sum on or before the Required Beginning Date, as of the first Distribution Calendar Year distributions will be made in accordance with Article 3 and Article 4. If the Participant's interest is distributed in the form of an annuity purchased from an insurance company (if available as a form of distribution under the Plan), distributions thereunder will be made in accordance with the requirements of section 401 (a)(9) of the Code and the Treasury regulations.

ARTICLE 3

REQUIRED MINIMUM DISTRIBUTIONS DURING PARTICIPANT'S LIFETIME

     3.1 Amount of Required Minimum Distribution For Each Distribution Calendar Year. During the Participant's lifetime, the minimum amount that will be distributed for each Distribution Calendar Year is the lesser of:

          (a) the quotient obtained by dividing the Participant's Account Balances by the distribution period in the Uniform Lifetime Table set forth in Treas. Reg. Section 1.401(a)(9)-9, using the Participant's age as of the Participant's birthday in the Distribution Calendar Year; or

          (b) if the Participant's sole Beneficiary for the Distribution Calendar Year is the Participant's spouse, the quotient obtained by dividing the Participant's Account Balances by the number in the Joint and Last Survivor Table set forth in Treas. Reg. Section 1.401(a)(9)-9, using the Participant's and spouse's attained ages as of the Participant's and spouse's birthdays in the Distribution Calendar Year.

     3.2 Lifetime Required Minimum Distributions Continue Through Year of Participant's Death. Required minimum distributions will be determined under this Article 3 beginning with the first Distribution Calendar Year and up to and including the Distribution Calendar Year that includes the Participant's date of death.

ARTICLE 4

REQUIRED MINIMUM DISTRIBUTIONS AFTER PARTICIPANT'S DEATH

4.1 Death On or After Date Distributions Begin.

          (a) Participant Survived by Beneficiary. If the Participant dies on or after the date distributions begin and there is a Beneficiary designated, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant's death is the quotient obtained by dividing the Participant's Account Balances by the longer of the remaining Life Expectancy of the Participant or the remaining Life Expectancy of the Participant's Beneficiary, determined as follows:

(1) The Participant's remaining Life Expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

      (2) If the Participant's surviving spouse is the Participant's sole Beneficiary, the remaining Life Expectancy of the surviving spouse is calculated for each Distribution Calendar Year after the year of the Participant's death using the surviving spouse's age as of the spouse's birthday in that year. For Distribution Calendar Years after the year of the surviving spouse's death, the remaining Life Expectancy of the surviving spouse is calculated using the age of the surviving spouse as of the spouse's birthday in the calendar year of the spouse's death, reduced by one for each subsequent calendar year.

      (3) If the Participant's surviving spouse is not the Participant's sole Beneficiary, the Beneficiary's remaining Life Expectancy is calculated using the age of the Beneficiary in the year following the year of the Participant's death, reduced by one for each subsequent year.

          (b) No Beneficiary. If the Participant dies on or after the date distributions begin and there is no Beneficiary designated as of September 30 of the year after the year of the Participant's death, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant's death is the quotient obtained by dividing the Participant's Account Balances by the Participant's remaining Life Expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

4.2 Death Before Date Distributions Begin.

          (a) Participant Survived by Beneficiary. If the Participant dies before the date distributions begin and there is a Beneficiary designated, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant's death is the quotient obtained by dividing the Participant's Account Balances by the remaining Life Expectancy of the Participant's Beneficiary, determined as provided in Section 4.1.

          (b) No Beneficiary Designated. If the Participant dies before the date distributions begin and there is no Beneficiary designated as of September 30 of the year following the year of the Participant's death, distribution of the Participant's entire Benefit will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant's death.

          (c) Death of Surviving Spouse Before Distributions to Surviving Spouse Are Required to Begin. If the Participant dies before the date distributions begin, the Participant's surviving spouse is the Participant's sale Beneficiary, and the surviving spouse dies before distributions are required to begin to the surviving spouse under Section 2.2(a), this Section 4.2 will apply as if the surviving spouse were the Participant.

ARTICLE 5

DEFINITIONS

     5.1 Beneficiary. The individual who is designated as the Beneficiary under Article 10 of the Plan and is the designated beneficiary under section 401(a)(9) of the Code and Treas. Reg. Section 1.401(a)(9)-1, Q&A-4.

     5.2 Distribution Calendar Year. A calendar year for which a minimum distribution is required. For distributions beginning before the Participant's death, the first Distribution Calendar Year is the calendar year immediately preceding the calendar year which contains the Participant's Required Beginning Date. For distributions beginning after the Participant's death, the first Distribution Calendar Year is the calendar year in which distributions are required to begin under Section 2.2. The required minimum distribution for the Participant's first Distribution Calendar Year will be made on or before the Participant's Required Beginning Date. The required minimum distribution for other Distribution Calendar Years, including the required minimum distribution for the Distribution Calendar Year in which the Participant's Required Beginning Date occurs, will be made on or before December 31 of that Distribution Calendar Year.

5.3 Life Expectancy. Life expectancy as computed by use of the Single Life Table in Treas. Reg. Section 1.401(a)(9)-9.

     5.4 Account Balance. Solely for purposes of this Third Amendment, Account Balances for a Distribution Calendar Year shall mean the Account Balance under the Plan as of the last Valuation Date of the immediately preceding Distribution Calendar Year adjusted as follows:

          (a) The Account Balance is increased by the amount of any Contributions or Forfeitures allocated to the Account Balance as of dates in the Plan Y car after such Valuation Date. For this purpose, Contributions that are allocated to the Account Balance as of dates in the Plan Year after such Valuation Date, but that are not actually made during the Plan Year, are permitted to be excluded.

(b) The Account Balance is decreased by distributions made in the Plan Year after such Valuation Date.

(c) The Account Balance is increased by any amounts rolled over or transferred to the Plan in the Plan Year or in the Distribution Calendar Year if distributed or transferred in the Plan Year.

5.5 Required Beginning Date. The date specified in Section 2.60 of the Plan.

ARTICLE 6

Except as specifically amended above, the Plan shall remain unchanged and, as amended above, shall continue in full force and effect.

IN WITNESS WHEREOF, the Sponsoring Company has caused this Third Amendment to be executed by its duly authorized officer this 31st day of December, 2003.

KENTUCKY INVESTORS, INC.

By: /s/ Harry Lee Waterfield II
Title: President

The undersigned hereby acknowledges receipt of all executed copy of the Third Amendment to the Kentucky Investors, Inc. and Affiliated Companies Retirement Plan and Trust.

Farmers Bank and Capital Trust Company

By: /s/ Kay Henninger
Title: Trust Officer